                                                                    Exhibit 4.21


----SPACE ABOVE THIS LINE LEFT INTENTIONALLY BLANK FOR RECORDING INFORMATION----

                                              After recording, please return to:
                                              King & Spalding
                                              Attention:  Ruth T. West, Esq.
                                              191 Peachtree Street, N.E.
                                              Atlanta, Georgia 30303-1763

================================================================================

                                 LEASE AGREEMENT

                                     between

                      DEVELOPMENT AUTHORITY OF HEARD COUNTY

                                       and

                         TENASKA GEORGIA PARTNERS, L.P.

                          Dated as of November 1, 1999

================================================================================

This Lease Agreement and all right, title and interest of the Development Authority of Heard County in any rents, revenues and receipts derived under this Agreement have been assigned to THE CHASE MANHATTAN BANK, as Trustee under the Indenture of Trust, dated as of November 1, 1999, from the Development Authority of Heard County which secures not to exceed $400,000,000 in aggregate principal amount of Development Authority of Heard County Taxable Industrial Development Revenue Bonds (Tenaska Georgia Partners, L.P. Project), Series 1999, and any Additional Bonds issued thereunder.

================================================================================

                                 LEASE AGREEMENT

                                TABLE OF CONTENTS

(The Table of Contents for this Lease Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Lease Agreement.)


                                     ARTICLE
                                  I DEFINITIONS

SECTION 1.1.          Definitions.................................................................................4
SECTION 1.2.          Rules of Construction.......................................................................8

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

SECTION 2.1.          Representations and Warranties by the Issuer................................................9
SECTION 2.2.          Representations and Warranties by the Lessee...............................................10

                                   ARTICLE III
                      LEASING CLAUSES AND WARRANTY OF TITLE

SECTION 3.1.          Lease of the Project.......................................................................12
SECTION 3.2.          Title to Project...........................................................................12
SECTION 3.3.          Quiet Enjoyment............................................................................12
SECTION 3.4.          Limitations of Warranties..................................................................12
SECTION 3.5.          Agreement of the Issuer to Execute Amendment to Lease Agreement
                      and Release from Security Deed.............................................................13

                                   ARTICLE IV
                      COMMENCEMENT AND COMPLETION OF THE PROJECT;
                      ISSUANCE OF THE SERIES 1999 BONDS; ADDITIONAL BONDS

SECTION 4.1.          Agreement to Construct and Install the Project.............................................13
SECTION 4.2.          Agreement to Issue Series 1999 Bonds; Application of Series 1999 Bond Proceeds.............14
SECTION 4.3.          Disbursements from the Construction Fund...................................................14
SECTION 4.4.          Obligation of the Parties to Cooperate in Furnishing Documents to
                      Trustee....................................................................................16
SECTION 4.5.          Establishment of Completion Date...........................................................16
SECTION 4.6.          Issuer Not Required to Pay Project Costs in Event Construction Fund
                      Insufficient...............................................................................16
SECTION 4.7.          Issuer to Pursue Remedies Against Suppliers, Contractors and
                      Subcontractors and Their Sureties..........................................................17
SECTION 4.8.          Investment of Moneys Permitted.............................................................17
SECTION 4.9.          Issuance of Additional Bonds...............................................................17


                                      -i-


                                    ARTICLE V
                      EFFECTIVE DATE OF THIS LEASE; DURATION OF LEASE TERM;
                                RENTAL PROVISIONS

SECTION 5.1.          Effective Date of this Lease; Duration of Lease Term.......................................18
SECTION 5.2.          Delivery and Acceptance of Possession......................................................18
SECTION 5.3.          Rents and Other Amounts Payable............................................................18
SECTION 5.4.          Place of Rental Payments...................................................................19
SECTION 5.5.          Obligations of Lessee Hereunder Absolute and Unconditional.................................19
SECTION 5.6.          Lessee's Performance under Indenture.......................................................20

                                   ARTICLE VI
                      MAINTENANCE AND MODIFICATIONS, TAXES AND INSURANCE

SECTION 6.1.          Maintenance and Modifications of Project by Lessee.........................................20
SECTION 6.2.          Removal of Leased Equipment................................................................20
SECTION 6.3.          Taxes, Other Governmental Charges and Utility Charges......................................21
SECTION 6.4.          Insurance Required.........................................................................22
SECTION 6.5.          Application of Insurance Proceeds..........................................................22
SECTION 6.6.          Additional Provisions Respecting Insurance.................................................22
SECTION 6.7.          Other Issuer Expenses......................................................................22
SECTION 6.8.          [Intentionally Omitted]....................................................................22
SECTION 6.9.          Indemnification of Issuer and the Trustee..................................................22

                                   ARTICLE VII
                      DAMAGE, DESTRUCTION AND CONDEMNATION

SECTION 7.1.          Damage and Destruction.....................................................................24
SECTION 7.2.          Condemnation...............................................................................24

                                  ARTICLE VIII
                                SPECIAL COVENANTS

SECTION 8.1.          No Warranty of Condition or Suitability by the Issuer......................................24
SECTION 8.2.          Inspection of Project; Right of Access to the Project by the Issuer........................24
SECTION 8.3.          Lessee to Maintain Its Existence; Exceptions Permitted.....................................25
SECTION 8.4.          Qualification in Georgia...................................................................25
SECTION 8.5.          Granting and Release of Easements; Amending or Modifying
                      Easements..................................................................................25
SECTION 8.6.          Release of Certain Land....................................................................25
SECTION 8.7.          Release of Electric Switchyard Equipment and Land..........................................26
SECTION 8.8.          Filing of Certain Continuation Statements..................................................27
SECTION 8.9.          Special Environmental Indemnification......................................................27
SECTION 8.10.         [Intentionally Omitted]....................................................................28
SECTION 8.11.         [Intentionally Omitted]....................................................................28
SECTION 8.12.         Granting of Security Interest in Leased Equipment..........................................28
SECTION 8.13.         Special Covenants Related to Ad Valorem Taxation...........................................28


                                      -ii-


                                   ARTICLE IX
                      ASSIGNMENT, SUBLEASING, PLEDGING AND SELLING;
                      REDEMPTION; RENT PREPAYMENT AND ABATEMENT

SECTION 9.1.          Assignment and Subleasing..................................................................28
SECTION 9.2.          Conveying of Project by Issuer by Security Deed............................................29
SECTION 9.3.          Restrictions on Sale of Project by Issuer..................................................29
SECTION 9.4.          Prepayment of Bonds........................................................................30
SECTION 9.5.          Prepayment of Rents........................................................................30
SECTION 9.6.          Reference to Bonds Ineffective After Bonds Paid............................................31

                                    ARTICLE X
                         EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1.         Events of Default Defined..................................................................31
SECTION 10.2.         Remedies on Default........................................................................31
SECTION 10.3.         Remedies Exclusive.........................................................................32
SECTION 10.4.         Agreement to Pay Attorneys'Fees and Expenses...............................................32
SECTION 10.5.         No Additional Waiver Implied by One Waiver.................................................32
SECTION 10.6.         Waiver of Appraisement, Valuation, Etc.....................................................33

                                   ARTICLE XI
                           OPTIONS IN FAVOR OF LESSEE

SECTION 11.1.         Options to Terminate the Lease Term........................................................33
SECTION 11.2.         Option to Purchase All or Portion of Project...............................................33
SECTION 11.3.         Option to Purchase Unimproved Land.........................................................34
SECTION 11.4.         Conveyance on Purchase.....................................................................35
SECTION 11.5.         Relative Position of Options and Indenture.................................................36

                                   ARTICLE XII
                      OBLIGATIONS OF LESSEE; RIGHTS OF LESSEE

SECTION 12.1.         Obligation to Purchase Project.............................................................36

                                  ARTICLE XIII
                                  MISCELLANEOUS

SECTION 13.1.         Notices....................................................................................36
SECTION 13.2.         Binding Effect.............................................................................38
SECTION 13.3.         Severability...............................................................................38
SECTION 13.4.         Amounts Remaining in Bond Fund.............................................................38
SECTION 13.5.         Amendments, Changes and Modifications; Consents of Collateral
                      Agent......................................................................................38
SECTION 13.6.         Execution Counterparts.....................................................................38
SECTION 13.7.         Captions...................................................................................38
SECTION 13.8.         Recording of Lease and Security Deed.......................................................38
SECTION 13.9.         Law Governing Construction of Lease........................................................38


                                     -iii-


SECTION 13.10.        Net Lease..................................................................................38
SECTION 13.11.        Trustee as Third-Party Beneficiary.........................................................39
SECTION 13.12.        Estate for Years...........................................................................39

EXHIBIT A   -           DESCRIPTION OF LEASED LAND
EXHIBIT B   -           DESCRIPTION OF LEASED EQUIPMENT
EXHIBIT C   -           PROJECT SUMMARY
EXHIBIT D   -           QUITCLAIM DEED AND BILL OF SALE
EXHIBIT E   -           FORM OF AMENDMENT TO LEASE AGREEMENT
EXHIBIT F   -           AD VALOREM TAX AGREEMENT
EXHIBIT G               LEASE PAYMENTS TO COUNTY AND ISSUER FEES

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, dated as of November 1, 1999, by and between the DEVELOPMENT AUTHORITY OF HEARD COUNTY (the "Issuer"), a public corporation of the State of Georgia, as lessor, and TENASKA GEORGIA PARTNERS, L.P. (the "Lessee"), a limited partnership organized and existing under the laws of the State of Delaware and qualified to do business in the State of Georgia, as lessee,

                                    RECITALS

         WHEREAS, the Issuer has been created pursuant to the provisions of an Act of the General Assembly of the State of Georgia (O.C.G.A. Section 36-62 ET SEQ.), as amended and an activating resolution of the Board of Commissioners of Heard County, Georgia duly adopted on January 3, 1972 (collectively, the "Act"), its directors have been appointed as provided in the Act and are currently acting in such capacity; and

         WHEREAS, the Issuer has been created for the purpose of encouraging and promoting the expansion and development of industrial and commercial facilities in Heard County, Georgia; the Act empowers the Issuer to issue its revenue obligations, in accordance with the applicable provisions of the Revenue Bond Law of the State of Georgia (O.C.G.A. Sections 36-82-60 to 36-82-85), as heretofore and hereafter amended, for the purpose of financing any undertaking within the scope of its power, including, without limitation, the acquisition by purchase or gift of any building or structure within the territorial limits of Heard County suitable for and intended for use as a factory, mill, shop, processing plant, assembly plant or fabricating plant, including all appurtenant lands and appurtenances thereto and all necessary or useful furnishings, machinery and equipment, and the lease or sale of such building or structure for operation by one or more persons, firms or corporations, all in furtherance of the public purpose for which it was created; and

         WHEREAS, after careful study and investigation the Issuer, in furtherance of the purpose for which it was created and pursuant to a resolution duly adopted, has agreed to enter into this lease agreement (the "Lease Agreement"), dated as of the date first written above, with the Lessee, pursuant to which the Issuer agrees to acquire, construct and install the Project (as defined herein), including the real property owned by the Issuer for the exclusive use and occupancy of the Lessee under the Lease Agreement and the Lessee has agreed to pay the Issuer specified rental payments and other payments; and

         WHEREAS, after careful investigation, the Issuer has found and does hereby declare that it is in the best interest of the citizens of Heard County that the Project be acquired, constructed and installed and leased to the Lessee for the purposes stated herein, all in keeping with the public purpose for which the Issuer was created, and that such acquisition, construction and installation of the Project and lease thereof to the Lessee hereunder are specifically authorized under the Act; and

         WHEREAS, a Project Summary (the "Project Summary") for the Project has been prepared by the Lessee, and it is estimated that the amount necessary to finance the cost of the Project, including expenses incidental thereto, will not exceed $400,000,000 (said Project

Summary, a copy of which is attached to this Lease Agreement as Exhibit C and which may be amended from time to time by the Lessee, has been approved by the Issuer and is on file with the Secretary of the Issuer); and

         WHEREAS, the most feasible method of financing the cost of the Project is through the issuance by the Issuer of its Development Authority of Heard County Taxable Industrial Development Revenue Bonds (Tenaska Georgia Partners, L.P. Project), Series 1999, in the aggregate principal amount of not to exceed $400,000,000 (the "Series 1999 Bonds") pursuant to an Indenture of Trust dated as of November 1, 1999 between the Issuer and The Chase Manhattan Bank, as trustee (the "Trustee"), as the same may from time to time be amended, modified or supplemented; and

         WHEREAS, it is anticipated that additional moneys may be necessary to finance the cost of (a) completing the acquisition, construction and installation of the Project, (b) providing for the enlargement, improvement, expansion or replacement of the Project, (c) refunding all of the Bonds (defined below) of any one or more series then outstanding, or (d) any combination of the foregoing, and provision should be made for the issuance from time to time of Additional Bonds which shall be equally and ratably secured hereunder with the Series 1999 Bonds (the Series 1999 Bonds and such Additional Bonds being hereinafter collectively referred to as the "Bonds"); and

         WHEREAS, the Series 1999 Bonds will be delivered to and paid for by Tenaska Georgia Partners, L.P., as purchaser (the "Purchaser") to finance the acquisition, construction and installation of the Project; and

         WHEREAS, the Issuer will receive rental payments and other payments from the Lessee, which revenues, together with all other rents, revenues and receipts and other payments to be received pursuant to this Lease Agreement, shall be pledged together with this Lease Agreement (except for the Unassigned Rights defined in the Indenture) as security for the payment of the principal of and interest on the Bonds; and

         WHEREAS, a condition of the Trustee's acceptance of the Indenture, the Lessee has executed and delivered a Guaranty Agreement, dated as of even date herewith, pursuant to which the Lessee, as guarantor, absolutely and unconditionally guarantees to the Trustee the full and prompt payment in accordance with the provisions on this Indenture of the principal of and interest on the Series 1999 Bonds; and

         WHEREAS, as additional security for the payment of the Bonds, the Issuer has conveyed title to that portion of the Project consisting of real property and has assigned all leases in and to all rents and other payments derived from the Project and has granted a security interest in that portion of the Project consisting of personal property to the Trustee pursuant to the terms of a Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases (the "Security Deed"), dated as of even date herewith; and

         WHEREAS, in connection with the commencement of commercial operation of the Project, the Lessee is required to deliver the Debt Service Reserve Letter of Credit (the "DSR

Letter of Credit") and The Toronto-Dominion Bank ("Toronto-Dominion"), as issuing bank, has agreed to issue the DSR Letter of Credit subject to the terms and conditions contained in the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of November 1, 1999, among each of the banks and financial institutions parties thereto and Toronto-Dominion, as issuing bank and as agent for such banks and financial institutions (in such capacity as agent, and together with its successors and assigns, the "DSR LOC Provider"); and

         WHEREAS, in connection with the Lessee's obligations under the Power Purchase Agreement (as defined in the Common Agreement hereafter referred to), the Lessee may deliver the PPA Letter of Credit (the "PPA LOC") and Toronto-Dominion, as issuing bank, has agreed to issue the PPA LOC subject to the terms and conditions contained in the PPA Letter of Credit and Reimbursement Agreement, dated as of November 1, 1999, among each of the banks and financial institutions parties thereto and Toronto-Dominion, as issuing bank and as agent for such banks and financial institutions (in such capacity as agent, and together with its successors and assigns, the "PPA LOC Provider"); and

         WHEREAS, the Lessee may finance certain working capital requirements of the Project by entering into a working capital agreement with a financial institution for the provision of credit to the Lessee (such financial institution, the "Working Capital Provider" and, together with the DSR LOC Provider and the PPA LOC Provider, the "Senior Parties"); and

         WHEREAS, the Lessee, as purchaser of the Bonds, has agreed to pledge the Bonds to The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent") pursuant to a Partnership Assignment and Security Agreement dated as of November 1, 1999 (the "Partnership Assignment and Security Agreement") as security for its obligations to the Senior Parties under the Financing Documents (as defined in the Common Agreement hereinafter referred to); and

         WHEREAS, the Lessee, the Collateral Agent, The Chase Manhattan Bank, as Depositary Bank (the "Depositary Bank), the Trustee and the Senior Parties have entered into a Collateral Agency and Intercreditor Agreement, dated as of November 1, 1999 (the "Collateral Agency Agreement") to set forth the rights of the Lessee and the Senior Parties as to the Collateral (as defined therein); and

         WHEREAS, the Lessee, the Collateral Agent and the Senior Parties have entered into an Agreement as to Certain Undertakings, Common Representations, Warranties, Covenants and Other Terms dated as of November 1, 1999 (the "Common Agreement") which sets forth certain representations, warranties and covenants of the Lessee relating to the Project;

         NOW, THEREFORE, in consideration of the respective representations and agreements hereinafter contained, the Issuer and the Lessee agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt on its part but shall be payable solely out of the rents, revenues and receipts derived from this Lease Agreement, the sale of the Bonds, the insurance and condemnation awards as herein described and any other rents, revenues and receipts arising out of or in connection with its ownership of the Project):

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.1. DEFINITIONS. In addition to the words and terms elsewhere defined in this Lease Agreement, the following words and terms as used in this Lease Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent. Terms which are not defined in this Lease Agreement shall have the meaning specified in Article I of the Indenture except as herein otherwise expressly provided or unless the context requires otherwise.

         "ACT" means an Act of the General Assembly of the State of Georgia (O.C.G.A. Section 36-62 ET SEQ.), as amended and an activating resolution of the Board of Commissioners of Heard County, Georgia duly adopted on January 3, 1972.

         "ADDITIONAL BONDS" means the bonds of any series, other than the Series 1999 Bonds, authorized under the Indenture and authenticated and delivered in accordance with Sections 4.01 and 4.02 of the Indenture.

         "AUTHORIZED ISSUER REPRESENTATIVE" means the person or persons at the time designated to act on behalf of the Issuer by certificate furnished to the Lessee and the Trustee containing the specimen signature of each such person and signed by the Chairman or Vice Chairman of the Issuer. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Authorized Issuer Representative. Such certificate shall be effective until revoked in writing.

         "AUTHORIZED LESSEE REPRESENTATIVE" means the person or persons at the time designated to act on behalf of the Lessee by certificate furnished to the Issuer and the Trustee containing the specimen signature of each such person and signed on behalf of the Lessee by the president or any vice president of the general partner of the Lessee. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Authorized Lessee Representative. Such certificate shall be effective until revoked in writing.

         "BOND" or "BONDS" means any or all of the Series 1999 Bonds and any Additional Bonds issued by the Issuer pursuant to the Indenture.

         "BOND FUND" means the Bond principal and interest payment fund created by Section 6.02 of the Indenture and within which has been established a General Account and a Special Account. Any reference herein to the "Bond Fund" without further limitation or explanation shall be deemed to be a reference to the General Account in the Bond Fund.

         The term "BONDHOLDER" or "HOLDER OF THE BONDS" means the registered owner of the Bonds (or, if the Bonds, or any of them, have been pledged, the registered pledgee of the Bonds).

         "BUILDINGS" means those certain facilities forming a part of the Project located on the Leased Land and not constituting a part of the Leased Equipment, the acquisition, construction or installation of which or the improvements or replacement thereto, in whole or in part, is to be financed with the proceeds from the sale of the Bonds, as they may at any time exist.

         "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency and Intercreditor Agreement dated as of November 1, 1999 among the Lessee, the Trustee, the Senior Parties, the Collateral Agent and the Depositary Bank, as the same may be amended from time to time in accordance with its terms.

         "COLLATERAL AGENT" means The Chase Manhattan Bank, its successors and assigns, in its capacity as collateral agent under the Collateral Agency Agreement.

         "COMMON AGREEMENT" means the Agreement as to Certain Undertakings, Common Representations, Warranties, Covenants and Other Terms, dated November 1, 1999, among the Lessee, the Senior Parties and the Collateral Agent, as the same may be amended from time to time in accordance with its terms.

         "COMPLETION DATE" means the date of completion of the acquisition, construction and installation of the Project as that date shall be certified as provided in Section 4.5 hereof.

         "CONSTRUCTION FUND" means the fund so designated, established and created under Section 2.2 of the Collateral Agency Agreement.

         "CONSTRUCTION PERIOD" means the period beginning on the date on which the Series 1999 Bonds are delivered to the first purchaser or purchasers thereof or the date upon which the acquisition, construction and installation of the Project began, whichever is earlier, and ending on the Completion Date.

         "COUNSEL" means an attorney or firm thereof admitted to practice law before the highest court of any state of the United States of America or the District of Columbia. An attorney for the Issuer or the Lessee may be eligible for appointment as Counsel.

         "DEPOSITARY BANK" means The Chase Manhattan Bank, as depositary bank under the Collateral Agency Agreement, or any successor thereto pursuant to the terms hereof.

         "EVENT OF DEFAULT" means any of the events described in Section 10.1 hereof.

         "FINANCING STATEMENTS" means any and all financing statements (including continuation statements) filed for record from time to time to perfect the security interests created by the Indenture and/or the Security Deed.

         "GOVERNMENTAL APPROVALS" has the meaning set forth in the Common Agreement.

         "GOVERNMENT OBLIGATIONS" means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by any agency controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of Treasury of the United States of America), which obligations, in either case, are held in the name of the Trustee and are not subject to redemption prior to maturity by anyone other than the holder thereof.

         "GUARANTY AGREEMENT" means the Guaranty Agreement, of even date herewith, from the Lessee, as guarantor, to the Trustee, pursuant to the terms of which the Lessee has absolutely and unconditionally guaranteed the payment of the principal of and interest on, the Bonds, and any amendments or supplements thereto, including any amendments or any additional Guaranty Agreements executed by the Lessee in connection with the issuance of any Additional Bonds.

         "INDENTURE" means the Indenture of Trust between the Issuer and the Trustee, of even date herewith, pursuant to which the Bonds are authorized to be issued and the Issuer's interest in the Lease and the rents, revenues and receipts arising out of or in connection with the Issuer's ownership of the Project are to be pledged and assigned to the Trustee as security for the payment of the principal of and interest on, the Bonds, including any indenture supplemental thereto.

         "INDEPENDENT COUNSEL" means an attorney or firm thereof duly admitted to practice law before the highest court of any state in the United States of America or the District of Columbia and not an employee of or regularly retained by either the Issuer or the Lessee.

         "INSURANCE PROCEEDS" has the meaning set forth in the Common Agreement.

         "ISSUER" means the Development Authority of Heard County, a public body corporate and politic created and existing under the laws of the State of Georgia, and its lawful successors and assigns.

         "ISSUER DOCUMENTS" means this Lease, the Indenture, the Bond Purchase Agreement, the Security Deed and the Quitclaim Deed.

         "LEASE" or "LEASE AGREEMENT" means this Lease Agreement as it now exists and as it may hereafter be amended in accordance with its terms..

         "LEASE TERM" means the duration of the leasehold interest created by this Lease as specified in Section 5.1 hereof.

         "LEASED EQUIPMENT" means those items of machinery, equipment and related property required herein to be acquired and/or installed in the Building or on the Leased Land with proceeds from the sale of the Bonds or the proceeds of any payment by the Lessee pursuant to Section 4.6 hereof and any item of machinery, equipment and related property acquired and installed in the Building or on the Leased Land in substitution therefor and renewals and replacements thereof pursuant to Sections 6.2, 7.1 and 7.2 hereof, less such machinery, equipment and related property as may be released from this Lease pursuant to
Section 6.2 hereof or taken by the exercise of power of eminent domain as provided in Section 7.2 hereof, but not including the Lessee's own machinery, equipment and related property installed under the provisions of Section 6.1(b) hereof. The Leased Equipment insofar as it will be initially installed as a part of the Project is more fully described in Exhibit "B" attached hereto and by this reference made a part of this Lease.

         "LEASED LAND" means the real estate and interests in real estate described in Exhibit "A" attached hereto and by this reference made a part hereof, increased or decreased by any real estate and interests in real estate as may be released from this Lease pursuant to Sections 8.5 or 8.6 or added to this Lease pursuant to Section 11.3 hereof, respectively, or taken by the exercise of the power of eminent domain as provided in Section 7.2 hereof.

         "LESSEE" means Tenaska Georgia Partners, L.P., a Delaware limited partnership, and its successors and assigns, including any surviving, resulting or transferee entity as provided in Section 8.3 hereof.

         "LESSEE DOCUMENTS" means this Lease, the Guaranty Agreement and the Bond Purchase Agreement.

         "LOSS PROCEEDS" shall have the meaning set forth in the Common
Agreement.

         The term "PAYMENT IN FULL OF THE BONDS" specifically encompasses the situations referred to in Sections 10.01 and 10.02 of the Indenture.

         "PARTNERSHIP ASSIGNMENT AND SECURITY AGREEMENT" shall have the meaning set forth in the Common Agreement.

         "PERMITTED INVESTMENTS" means:

                  (a)      Government Obligations;

                  (b)      Obligations of the Federal Land Bank;

                  (c)      Obligations of the Federal Home Loan Bank;

                  (d)      Obligations of the Federal Intermediate Credit Bank;

                  (e)      Obligations of the Central Bank for Cooperatives;

                  (f) Certificates of deposit of national or state banks located within the State which have deposits insured by the Federal Deposit Insurance Corporation and certificates of deposit of Federal savings and loan associations and state building and loan associations located within the State which have deposits insured by the Federal Savings and Loan Insurance Corporation (including the certificates of deposit of any bank, savings and loan association or building and loan association acting as depository, custodian or trustee for any proceeds of the Bonds); provided, however, that the portion of such certificates of deposit in excess of the amount insured by the Federal Deposit Insurance Corporation, if any, shall be secured by deposit with the Federal Reserve Bank of Atlanta, Georgia, or with any national or state bank located within the State, of any of the obligations included in
         (a), (b), (c), (d) or (e) above; and

                  (g) Repurchase agreements with respect to obligations included in (a), (b), (c), (d) or (e) above and any other investments to the extent at the time permitted by then applicable law for the investment of public funds.

         "PERMITTED LIENS" has the meaning set forth in Section 5.2(b) of the Common Agreement.

         "PROJECT" means the Leased Land, the Building and the Leased Equipment, as each may at any time exist.

         "PROJECT SUMMARY" means the project summary filed with the Secretary of the Issuer, as the same may be amended from time to time in accordance with the provisions of this Lease. The Project Summary is contained as Exhibit "C" attached hereto and by this reference made a part of this Lease.

         "QUITCLAIM DEED" means the Quitclaim Deed and Bill of Sale to be dated the date of actual execution and delivery thereof, held in trust by the Trustee in accordance with the provisions hereof. The Quitclaim Deed and Bill of Sale, in substantially the form it is to be executed and delivered, is attached as Exhibit "D" hereto.

         "SECURITY DEED" means the Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases, dated as of November 1, 1999, by and between the Issuer and the Trustee, as amended from time to time.

         "SECURITY DOCUMENTS" shall have the meaning given in the Common Agreement.

         "SECURITY INTEREST" or "SECURITY INTERESTS" means the security interests created in the Indenture and shall have the meaning set forth in the Uniform Commercial Code of Georgia, as now or hereafter amended.

         "SENIOR PARTIES" has the meaning given in the recitals hereto.

         "SERIES 1999 BONDS" means the Development Authority of Heard County Taxable Industrial Development Revenue Bonds (Tenaska Georgia Partners, L.P. Project), Series 1999, in the aggregate principal amount not to exceed $400,000,000, authenticated and delivered in accordance with Section 3.03 of the Indenture.

         "STATE" means the State of Georgia.

         "TRUSTEE" means The Chase Manhattan Bank or any co-trustee and any successor trustee under the Indenture.

         SECTION 1.2. RULES OF CONSTRUCTION. Unless the context clearly indicates to the contrary:

         (a) "Herein," "hereby," "hereunder," "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Lease and not solely to the particular portion thereof in which any such word is used.

         (b) Words importing the singular number shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders.

         (c) All references herein to particular Articles or Sections are references to Articles or Sections of this Lease.

         (d) Any certificate or statement required to be delivered under the provisions of this Lease or the Indenture shall, in the absence of manifest error, be deemed to be conclusive evidence of the truth, correctness and accuracy of the matters covered in such certificate or statement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.1. REPRESENTATIONS AND WARRANTIES BY THE ISSUER. The Issuer makes the following representations and warranties:

         (a) ORGANIZATION AND AUTHORITY. The Issuer is a public body corporate and politic, created and validly existing pursuant to the Constitution and laws of the State of Georgia, including particularly the provisions of the Act. Under the provisions of the Act, the Issuer has the power to execute and deliver the Issuer Documents, to enter into the transactions contemplated thereby and to perform and observe its obligations contained therein in accordance with the terms thereof. By proper corporate action, the Issuer has duly authorized the execution, delivery and performance of the Issuer Documents.

         (b) ABILITY TO FINANCE PROJECT UNDER ACT. The Project constitutes an undertaking within the scope of the Issuer's power for which bonds may be issued to finance under the Act, and is located within the corporate limits of Heard County, Georgia.

         (c) PUBLIC PURPOSE. The Issuer has found and hereby declares that the undertaking for which the Bonds are to be issued will increase employment within the territorial limits designated in the Act, and the Lessee of the Project will not, by virtue of establishing operations in said territorial limits, reduce the number of employees employed by the Lessee elsewhere in the State of Georgia.

         (d) AGREEMENTS ARE LEGAL AND AUTHORIZED. The Issuer is not subject to any charter, by-law or contractual limitation or provision of any nature whatsoever which in any way limits, restricts or prevents the Issuer from entering into the Issuer Documents or performing any of its obligations thereunder, except to the extent that such performance may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights.

         (e) LIMITED OBLIGATIONS. Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not be a general debt on its part but shall be payable solely from rents, revenues and receipts derived from this Lease, the sale of the Bonds and any other rents, revenues and receipts derived by the Issuer arising out of or in connection with its ownership of the Project (except for Unassigned Rights).

         (f) ISSUANCE OF BONDS. To accomplish the foregoing, the Issuer proposes to issue from time to time not to exceed $400,000,000 aggregate principal amount of its Series 1999 Bonds.

The date, denominations, interest rate, maturity date, redemption provisions and other pertinent provisions with respect to the Bonds are set forth in the Indenture (particularly Articles II and III thereof) and by this reference thereto they are incorporated herein.

         (g) SECURITY FOR BONDS. The Bonds are to be issued under and secured by the Indenture, pursuant to which the Issuer's right, title and interest in this Lease (except for certain rights of indemnification and payment of expenses), and the rents, revenues and receipts arising out of or in connection with the Issuer's ownership of the Project will be assigned to the Trustee and pledged as security for the payment of the principal of and interest on the Bonds.

         (h) NO PRIOR PLEDGE. Neither this Lease nor the rents, receipts and revenues derived hereunder have been pledged or hypothecated in any manner or for any purpose (other than as provided in the Indenture).

         (i) GOVERNMENTAL CONSENTS. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of any of the Issuer Documents or the offer, issue, sale or delivery of the Bonds, other than those already obtained or filed; provided, however, no representation is made herein as to compliance with the securities or "blue sky" laws of any jurisdiction.

         (j) NO DEFAULTS. No event has occurred and no condition exists with respect to the Issuer which would constitute an event of default, as defined therein, under any of the Issuer Documents or which, with the lapse of time or with the giving of notice or both, would become an event of default under any of the Issuer Documents.

         (k) ENFORCEABILITY. This Lease is a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except to the extent the enforceability hereof may be subject to (i) the exercise of judicial discretion in accordance with general principles of equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights heretofore or hereinafter enacted to the extent constitutionally applicable.

         (l) NO WARRANTY BY ISSUER OF CONDITION OR SUITABILITY OF THE PROJECT FACILITIES. The Issuer makes no warranty, either expressed or implied, as to the suitability or utility of the Project or as to the condition of the Project or that they are or will be suitable for the Lessee's purposes or needs.

         SECTION 2.2. REPRESENTATIONS AND WARRANTIES BY THE LESSEE. The Lessee makes the following representations and warranties:

         (a) The Lessee (i) is a limited partnership duly organized and validly existing under the laws of the State of Delaware and (ii) is duly qualified to do business as a limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own, lease or hold its property and to conduct the business in which it is now engaged or proposed to be engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect (as such term is defined in the Common Agreement).

         (b) The Lessee has full partnership right, power and authority to execute and deliver this Lease Agreement and to perform its obligations hereunder; and all partnership action required to be taken for the due and proper authorization, execution and delivery of this Lease Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.

         (c) This Lease Agreement has been duly authorized, executed and delivered by the Lessee, and constitutes a valid and legally binding obligation of the Lessee enforceable against it in accordance with the terms hereof, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law).

         (d) The execution, delivery and performance by the Lessee of this Lease Agreement and the consummation of the transactions contemplated hereby will not
(i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Lessee pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Lessee is a party or by which the Lessee is bound or to which any of the property or assets of the Lessee is subject, (ii) result in any violation of the provisions of the Partnership Agreement (as such term is defined in the Common Agreement), or
(iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Lessee or any of its properties or assets.

         (e) All Governmental Approvals (as such term is defined in the Common Agreement) which are required, as of the date of issuance and delivery of the Bonds, to be obtained by, in the name of, or on behalf of the Lessee in connection with the due execution, delivery and performance of this Lease Agreement have been duly obtained or made, are validly issued and are in full force and effect. The Lessee is in compliance with all such Governmental Approvals, except to the extent that noncompliance could not reasonably be expected to result in a Material Adverse Effect.

         (f) There are no legal or governmental proceedings pending to which the Lessee is a party or of which any property or assets of the Lessee are the subject which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and to the best of the Lessee's knowledge, no such proceedings are threatened by governmental authorities or others.

         (g) The Lessee is not (i) in violation of its Partnership Agreement or other organizational documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained herein .

         (h) The Lessee presently intends to operate the Project, located wholly within Heard County, in a manner consistent with the Act, principally as an 936 megawatt natural-gas fired (with oil as the backup fuel) electric power generation facility, consisting of 6 F-class simple cycle combustion turbine engines from the Completion Date until the expiration or sooner termination of the Lease Term as provided herein.

                                  ARTICLE III

                      LEASING CLAUSES AND WARRANTY OF TITLE

         SECTION 3.1. LEASE OF THE PROJECT. The Issuer hereby leases to the Lessee, and the Lessee hereby leases from the Issuer, subject to Permitted Liens, the Project at the rental set forth in Section 5.3 hereof and in accordance with the provisions of this Lease.

         SECTION 3.2. TITLE TO PROJECT. Upon the execution and delivery hereof, the Issuer agrees that it will furnish to the Lessee an opinion of the Issuer's Counsel or other Counsel satisfactory to the Lessee stating that the Issuer holds good and marketable fee simple title in and to the Leased Land. Likewise, upon delivery of the Bonds, the Issuer agrees that it will furnish to the Lessee and to the Trustee an opinion of the Issuer's Counsel or other Counsel satisfactory to the Lessee and to the Trustee stating that the Security Deed has been duly filed and recorded in the Office of the Clerk of the Superior Court of Heard County, and constitutes a first lien on the real property comprising a portion of the Project and a first security interest in the personal property comprising a portion of the Project subject only to Permitted Liens.

         The Issuer agrees that it shall upon request of the Lessee join where necessary in any proceeding to protect and defend the Issuer's title in and to the Project, provided that the Lessee shall pay the entire cost of any such proceeding or reimburse the Issuer therefor and indemnify and hold harmless the Issuer from any cost or liability whatsoever.

         SECTION 3.3. QUIET ENJOYMENT. The Issuer warrants and covenants that it will defend the Lessee in the quiet enjoyment and peaceable possession of the Leased Land, and all appurtenances thereunto belonging, free from all claims of all persons whomsoever acting by, through or under the Issuer, throughout the Lease Term.

         In addition to the foregoing warranty, the Issuer agrees that it will not take or cause another party to take any action to interfere with the Lessee's peaceful and quiet enjoyment of the Project. The Issuer agrees that in the event the peaceful and quiet enjoyment of the Project shall otherwise be denied to the Lessee or contested by anyone, the Issuer shall upon request of the Lessee join where necessary in any proceeding to protect and defend the quiet enjoyment of the Lessee, provided that, unless such denial or contest shall result from the gross negligence or wilful misconduct of the Issuer, the Lessee shall pay the entire cost of any such proceeding or reimburse the Issuer therefor and indemnify and hold harmless the Issuer from any cost or liability whatsoever.

         SECTION 3.4. LIMITATIONS OF WARRANTIES. The warranties of the Issuer which are contained in Sections 3.2 and 3.3 hereof shall be limited to the extent and in such amount as may be contained in and recoverable under an Owner's Policy of Title Insurance naming the Issuer as the insured, to be furnished to the Issuer by the Lessee at the Lessee's expense upon the execution and delivery of this Lease; provided, however that nothing contained in this section shall restrict the Issuer's liability resulting from the Issuer's tortious acts or gross negligence.

         SECTION 3.5. AGREEMENT OF THE ISSUER TO EXECUTE AMENDMENT TO LEASE AGREEMENT AND RELEASE FROM SECURITY DEED. The Issuer and the Lessee understand and agree that (i) certain items of personal property may be acquired by the Lessee and conveyed to the Issuer or may be acquired directly by the Issuer from time to time hereafter, (ii) items of Leased Equipment and/or portions of the Land may be removed or released from this Lease in accordance with the provisions of Sections 6.2 and 8.6 hereof, and (iii) easements, restrictive covenants and certain other rights of way across the Leased Land may be granted by the Lessee in accordance with Section 8.5 hereof. The Issuer agrees, at the request of the Lessee, to execute an Amendment to Lease Agreement in the form contained as Exhibit "E" hereto or such other form as shall be reasonably acceptable to the Issuer and the Lessee, without further action on its part unless further action is otherwise required under the provisions hereof, and the equipment or property added or released thereby shall become subject to or be released from this Lease. In connection with any amendment of this Lease Agreement providing for the removal of Leased Equipment or the release of Leased Land as provided herein, the Issuer shall execute and deliver such amendments, releases and/or termination statements as may be necessary to release the lien on such Leased Equipment or Leased Land created under the Security Deed.

                                   ARTICLE IV

                   COMMENCEMENT AND COMPLETION OF THE PROJECT;
               ISSUANCE OF THE SERIES 1999 BONDS; ADDITIONAL BONDS

         SECTION 4.1. AGREEMENT TO CONSTRUCT AND INSTALL THE PROJECT. Not later than the delivery of this Lease the Issuer will have acquired the title in and to the Leased Land and, subject to the provisions of Section 4.6 hereof, the Issuer agrees that it will cause the acquisition, construction and installation of the Buildings to be made in accordance with the Project Summary, as may be amended from time to time by the Lessee, filed or to be filed with the Issuer, and will cause to be acquired and installed in the Building or on the Leased Land, the Leased Equipment, to consist of machinery, equipment and related property described in the list attached hereto as Exhibit "B" and such other items of machinery, equipment and related property as in the Lessee's judgment may be necessary or desirable for the operation of the Project and as shall from time to time prior to the Completion Date be specified in written orders from the Lessee to the Issuer, all of which acquisitions and installations shall be made substantially in accordance with directions given by the Lessee. Any changes to the Project Summary shall be made at the sole discretion of the Lessee and shall also be filed with the Secretary of the Issuer and the Authorized Lessee Representative. The Building and the Leased Equipment shall be the property of the Issuer and subject to the terms of this Lease.

         The Issuer hereby makes, constitutes and appoints the Lessee as its true, lawful and exclusive agent for the acquisition, construction and installation of the Project, and the Lessee hereby accepts such agency to act and do all things on behalf of the Issuer, to perform all acts of the Issuer hereinbefore provided in this Section 4.1, and to bring any actions or proceedings against any person which the Issuer might bring with respect thereto as the Lessee shall deem proper. The Issuer hereby ratifies and confirms all actions of, and assumes and adopts all contracts entered into by, the Lessee with respect to the Project prior to the date hereof. This appointment of the Lessee to act as agent and all authority hereby conferred or granted is conferred and granted irrevocably, until all activities in connection with the acquisition, construction and installation of the Project shall have been completed, and shall not be terminated prior thereto by act of the Issuer or of the Lessee.

         The Issuer agrees that only such changes will be made in the Project Summary as may be specified by an Authorized Lessee Representative. The Issuer agrees that it will enter into, or accept the assignment of, such contracts as the Lessee may request in order to effectuate the purposes of this Section, but that it will not execute any other contract or give any order for the construction of the Building or any modification thereto or the acquisition and installation of the Leased Equipment unless and until the Authorized Lessee Representative shall have approved the same in writing.

         The Issuer (or the Lessee, as its agent), agrees to complete the acquisition, construction and installation of the Project in accordance with the Project Summary as promptly as practicable after the date of the execution and delivery of this Lease, to continue said construction with all reasonable dispatch and to use its best efforts to cause said construction to be completed as soon as practicable, delays incident to strikes, riots, acts of God or the public enemy beyond the reasonable control of the Issuer or the Lessee only excepted, but if said acquisition, construction and installation is not completed within the time herein contemplated there shall be no resulting liability on the part of the Issuer and no diminution in or postponement of the rents required in Section 5.3 hereof to be paid by the Lessee. The Issuer (or the Lessee, as its agent) agrees to effect the acquisition and installation of the Leased Equipment as promptly as practicable after specification by the Lessee of the items to be installed and receipt of the installation schedule desired by the Lessee.

         The Leased Equipment shall include all property located on the Leased Land to be tagged or otherwise adequately identified in the records of the Lessee in such manner so as to permit its identification as part of the Leased Equipment.

         SECTION 4.2. AGREEMENT TO ISSUE SERIES 1999 BONDS; APPLICATION OF SERIES 1999 BOND PROCEEDS. In order to provide funds for payment of the cost of the acquisition, construction and installation of the Project provided for in
Section 4.1 hereof, the Issuer agrees that as soon as possible it will authorize, sell and cause to be delivered to the initial purchaser or purchasers thereof, the Series 1999 Bonds, bearing interest and maturing as set forth in
Article III of the Indenture, at a price to be approved by the Lessee. Upon receipt of the proceeds derived from the sale of the Series 1999 Bonds, the Issuer will deposit said proceeds received upon said sale in the Construction Fund under the Collateral Agency Agreement. The Bonds will be authenticated and delivered in two or more increments and at different times as provided in
Article II of the Indenture.

         SECTION 4.3. DISBURSEMENTS FROM THE CONSTRUCTION FUND. (a) The Issuer will in the Indenture authorize and direct the Trustee to designate the Collateral Agent as agent for the Trustee with respect to the disbursement of moneys in the Construction Fund in accordance with the provisions of the Collateral Agency Agreement for the payment of all "Project Costs," as defined in the Common Agreement. To the extent not otherwise included therein, Project Costs shall be deemed to include the following:

          (i) Payment of the initial or acceptance fee of the Trustee and customary and reasonable fees and expenses of the Trustee and its counsel; the fees and expenses for recording or filing the deed whereby fee simple title in and to the Leased Land has been or is to be conveyed to the Issuer; the fees and expenses for recording or filing this Lease, the Indenture, the Security Deed, the Security Documents and any other documents by which this Lease is assigned as security for the Series 1999 Bonds; the fees and expenses for recording or filing any documents that the Lessee may deem desirable to file for record in order to protect the title of the Issuer to the Project, or any part thereof; and the fees and expenses in connection with any actions or proceedings that the Lessee may deem desirable to bring in order to perfect or protect the title of the Issuer to the Project;

          (ii) Payment to the Lessee and the Issuer, as the case may be, of such amounts, if any, as shall be necessary to reimburse the Lessee and the Issuer in full for all advances and payments made by them or either of them prior to or after the delivery of the Series 1999 Bonds for expenditures in connection with the acquisition by the Issuer or the Lessee of fee simple title to the Leased Land (including the cost of the Leased Land and of any options to purchase the Leased Land and rights-of-way for the purpose of providing access (including utility access to and from the Leased Land), clearing the Leased Land, site improvement, the preparation of the plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof), the acquisition, construction and installation of the Project, the acquisition, construction and installation necessary to provide utility services or other facilities including trackage to connect the Project with public transportation facilities, and the acquisition, construction and installation of all real or personal properties deemed necessary in connection with the Project, and any architectural, engineering and supervisory services with respect to any of the foregoing;

          (iii) Payment of, or reimbursement of the Issuer or the Lessee for, the customary and reasonable legal and accounting fees and expenses, financial consultants' fees, rating agencies' fees, financing charges (including underwriting or placement fees) and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Series 1999 Bonds, the preparation of this Lease, the Indenture, the Security Deed, the Financing Statements and all other documents in connection therewith and in connection with acquisition of title to the Project;

          (iv) Payment for labor, services, materials and supplies used or furnished in site improvement and in the acquisition, construction and installation of the Project, all as provided in the plans and specifications therefor; payment for the cost of the acquisition, construction and installation of utility services or other facilities, and payment for the cost of all real and personal property deemed necessary in connection with the Project; and payment for the miscellaneous expenses incidental to any of the foregoing;

          (v) Payment of the fees, if any, for architectural, engineering and supervisory services with respect to the Project;

          (vi) Payment, as such payments become due, of the fees and expenses of the Trustee and the fees and expenses of its counsel properly incurred under the Indenture that may become due during the Construction Period;

          (vii) To such extent as they shall not be paid by a contractor for acquisition, construction or installation with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period under this Lease, or reimbursement thereof if paid by the Lessee under Section 6.4 hereof;

          (viii) Payment of the taxes, assessments and other charges, if any, referred to in Section 6.3 hereof that may become payable during the Construction Period; and

          (ix) Payment of expenses incurred with approval of the Lessee in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.

         (b) The payments specified in subsection (a) of this Section shall be made by the Collateral Agent from the Construction Fund in accordance with the provisions of Article III of the Collateral Agency Agreement.

         SECTION 4.4. OBLIGATION OF THE PARTIES TO COOPERATE IN FURNISHING DOCUMENTS TO TRUSTEE. The Issuer and the Lessee agree to cooperate with each other in furnishing to the Collateral Agent the documents referred to in the Collateral Agency Agreement that are required to effect payments out of the Construction Fund, and to cause such requisitions and certificates to be directed by the Authorized Lessee Representative to the Collateral Agent as may be necessary to effect payment out of the Construction Fund in accordance with Collateral Agency Agreement. Such obligation of the Issuer and the Lessee is subject to any provisions of this Lease, the Collateral Agency Agreement or the Common Agreement requiring additional documentation with respect to payments; provided, however, such obligation shall, with respect to this Lease and the Indenture, not extend beyond the moneys in the Construction Fund available for payment under the terms of the Collateral Agency Agreement.

         SECTION 4.5. ESTABLISHMENT OF COMPLETION DATE. The Completion Date shall be evidenced to the Trustee by a certificate delivered in accordance with, and containing such certifications and representations are required under,
Section 3.2 of the Collateral Agency Agreement.

         SECTION 4.6. ISSUER NOT REQUIRED TO PAY PROJECT COSTS IN EVENT CONSTRUCTION FUND INSUFFICIENT. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and which, under the provisions of this Lease, will be available for payment of the costs of the Project, will be sufficient to pay all the costs which will be incurred in that connection. The Lessee agrees that if after exhaustion of the moneys in the Construction Fund, the Lessee should pay or cause to be paid any portion of the costs of the Project, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the holders of any of the Bonds nor shall it be entitled to any diminution in or postponement of the rental payments required in Section 5.3 hereof to be paid by the Lessee.

         SECTION 4.7. ISSUER TO PURSUE REMEDIES AGAINST SUPPLIERS, CONTRACTORS AND SUBCONTRACTORS AND THEIR SURETIES. In the event of any default of any supplier, contractor or subcontractor under any contract made by it in connection with the Project or in the event of breach of warranty with respect to any material, workmanship or performance guaranty, the Issuer will promptly proceed (only at the written direction and sole cost of the Lessee), either separately or in conjunction with others, to exhaust the remedies of the Issuer against any defaulting supplier, contractor or subcontractor and against any surety therefor, for the performance of any contract made in connection with the Project. The Issuer agrees to advise the Lessee of the steps it intends to take in connection with any such default, and will not consent to any settlement agreement without the prior written consent of the Lessee. If the Lessee shall so notify the Issuer in writing, the Lessee may, in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any such supplier, contractor, subcontractor or surety which the Lessee deems reasonably necessary, and in such event the Issuer hereby agrees to cooperate fully with the Lessee and to take all action necessary to effect the substitution of the Lessee for the Issuer in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the Completion Date shall be applied in accordance with the Collateral Agency Agreement.

         SECTION 4.8. INVESTMENT OF MONEYS PERMITTED. Any moneys held as part of the Bond Fund shall be invested or reinvested by the Trustee upon the oral request and direction of the Authorized Lessee Representative, promptly confirmed in writing in Permitted Investments. Such investments shall mature or shall be subject to sale prior to maturity in such amounts and at such times as may be necessary to provide funds when needed to make payments from the Bond Fund. The Trustee may make any and all such investments through its own bond department. Any interest or gain received from such investments of the moneys in the Bond Fund shall be credited to and held in the Bond Fund and any loss from such investments shall be charged against the Bond Fund.

         Any moneys held as part of the Construction Fund shall be invested or reinvested in accordance with the Collateral Agency Agreement.

         SECTION 4.9. ISSUANCE OF ADDITIONAL BONDS. So long as there shall not have occurred and be continuing an Event of Default hereunder or an event of default under the Indenture, the Issuer shall, from time to time at the request of the Lessee, use its best efforts to issue Additional Bonds in aggregate principal amounts as requested by the Lessee under the terms and conditions provided herein and in the Indenture, the Security Deed and the Common Agreement, but in no event shall the Issuer be liable for not issuing Additional Bonds. Additional Bonds may be issued to finance the cost of (a) completing the acquisition, construction and installation of the Project, (b) providing for the enlargement, improvement, expansion or replacement of the Project, (c) refunding all of the Bonds of any one or more series then outstanding or (d) any combination of the foregoing; provided, in any case, that either prior to or contemporaneously with the issuance of Additional Bonds (i) the terms, conditions, manner of issuance, purchase price, delivery and contemplated disposition of the proceeds of the sale of such Additional Bonds shall have been approved in writing by the Lessee, executed by the chairman of the board, president or any vice president of the general partner of the Lessee, and (ii) the conditions specified in the Indenture with respect to the issuance of such Additional Bonds shall have been satisfied.

                                   ARTICLE V

                          EFFECTIVE DATE OF THIS LEASE;
                    DURATION OF LEASE TERM; RENTAL PROVISIONS

SECTION 5.1. EFFECTIVE DATE OF THIS LEASE; DURATION OF LEASE TERM. This Lease shall become effective upon its delivery. The leasehold interest created by this Lease shall then begin, and, subject to the other provisions of this Lease (including particularly Articles X, XI, and XII hereof), shall expire at midnight, February 1, 2030, or if at said time and on said date Payment in Full of the Bonds shall not have been made, then on such date as such payment shall have been made. Articles X, XI and XII shall survive the expiration of the leasehold created by this Lease.

SECTION 5.2. DELIVERY AND ACCEPTANCE OF POSSESSION. The Issuer agrees to deliver to the Lessee sole and exclusive possession of the Project (subject to the right of the Trustee to enter thereon for inspection and other purposes as set forth in Section 8.2 hereof) on the effective date of this Lease and the Lessee agrees to accept possession of the Project upon such delivery.

SECTION 5.3. RENTS AND OTHER AMOUNTS PAYABLE. (a) On or before February 1 and August 1 in each year, commencing August 1, 2000, until Payment in Full of the Bonds, the Lessee shall pay or cause to be paid to the Collateral Agent, for the account of the Trustee and the Issuer, as rents for the Project a sum equal to the amount payable on such date as principal of and redemption premium (if any) and interest on the Bonds, as provided in the Indenture. Such amounts shall be applied by the Collateral Agent in accordance with the Collateral Agency Agreement. Each rental payment under this Section shall be sufficient to pay the total amount of principal, interest and premium (if any) payable on such semiannual interest payment date, and if at any semiannual interest payment date the balance in the Bond Fund is insufficient to make required payments of principal, interest and premium (if any) on such date, the Lessee shall forthwith pay any such deficiency.

         Anything herein to the contrary notwithstanding, any amount at any time held by the Trustee in the Bond Fund shall be credited against the next succeeding rental payment and such credit shall reduce the payment to be then made by the Lessee; and further, if the amount held by the Trustee in the Bond Fund shall be sufficient to pay at the times required the principal of and redemption premium (if any) and interest on all Bonds then remaining unpaid, and any and all other amounts due and payable hereunder and under the Indenture as contemplated in Article X thereof, the Lessee shall not be obligated to make any further rental payments under the provisions of this Section.

     (b) The Lessee agrees to pay or cause to be paid to Heard County and the Issuer, as applicable, until payment in full of the Bonds, the fees set forth on the schedule attached as Exhibit "G" hereto, payable in annual or semi-annual installments.

     (c) The Lessee agrees to pay or cause to be paid to the Trustee until Payment in Full of the Bonds (i) at least once a year an amount equal to the annual fee of the Trustee for the services of the Trustee rendered and its expenses incurred under the Indenture and (ii) the reasonable fees of Trustee's Counsel as provided in the Indenture, as and when the same become due.

     (d) If the Lessee should fail to make any of the payments required in this Section, the item or installment so in default shall continue as an obligation of the Lessee until the same shall have been fully paid. The provisions of this Section shall be subject to the provisions of Section 9.6 hereof.

     SECTION 5.4. PLACE OF RENTAL PAYMENTS. The rents provided for in paragraph
(a) of Section 5.3 hereof shall be paid directly to the Collateral Agent, as agent for the Trustee, for the account of the Issuer, and will be applied in accordance with the Collateral Agency Agreement. The payments provided for in paragraph (b) of Section 5.3 hereof shall be paid directly to Heard County or the Issuer, as applicable, for their own use. The payments provided for in paragraph (c) of Section 5.3 hereof shall be paid directly to the Trustee for its own use or for disbursement to any other paying agent on the Bonds, as the case may be.

     SECTION 5.5. OBLIGATIONS OF LESSEE HEREUNDER ABSOLUTE AND UNCONDITIONAL. The obligations of the Lessee to make the payments required in Section 5.3 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional. Until such time as Payment in Full of the Bonds shall have been made, the Lessee (i) will not suspend or discontinue any payments provided for in Section 5.3 hereof except to the extent the same have been prepaid, (ii) will perform and observe all of its other agreements contained in this Lease Agreement, and (iii) except as provided in Sections 11.1 and 11.2 hereof, will not terminate the Lease Term for any cause, including, without limiting the generality of the foregoing, failure of the Issuer to complete the Project, failure of the Issuer's title in and to the Project or any part thereof, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Georgia or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease Agreement or the Indenture. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and if the Issuer should fail to perform any such agreement, the Lessee may institute such action against the Issuer as the Lessee may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not conflict with the agreements on the part of the Lessee contained in the preceding sentence. The Lessee may, however, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Lessee deems reasonably necessary or in order to insure the acquisition, construction, installation and completion of the Project or to secure or protect its right of possession, occupancy and use of the Project hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Lessee and to take all lawful action which is required to effect the substitution of the Lessee for the Issuer in any such action or proceeding if the Lessee shall so request.

     SECTION 5.6. LESSEE'S PERFORMANCE UNDER INDENTURE. The Lessee agrees, for the benefit of the owners (including the Collateral Agent, as pledgee of the Bonds under the Partnership Assignment and Security Agreement) from time to time of the Bonds, to do and perform all acts and things contemplated in the Indenture to be done or performed by it.

                                   ARTICLE VI

               MAINTENANCE AND MODIFICATIONS, TAXES AND INSURANCE

     SECTION 6.1. MAINTENANCE AND MODIFICATIONS OF PROJECT BY LESSEE.

     (a) The Lessee will cause the Project to be maintained, preserved and kept in good repair, working order and condition and will from time to time cause to be made all necessary and proper repairs, replacements and renewals as provided in and in accordance with the terms and conditions of the Common Agreement.

     (b) The Lessee covenants that as long as the Lessee or any of its subsidiaries or affiliates operates the Project, it or such subsidiary or affiliate will cause the Project to be maintained and operated as a "project" under the Act as in effect on the date hereof.

     (c) The Lessee may from time to time, in its sole discretion, at its own expense and not from the proceeds of the Bonds, make any additions, modifications or improvements to the Project, including installation of additional machinery, equipment and related property in the Building or on the Leased Land, which it may deem desirable for its business purposes. All machinery, equipment and related property so installed by the Lessee shall remain the sole property of the Lessee in which neither the Issuer nor the Trustee shall have any interest. All such machinery, equipment and other related property may be modified or removed at any time.

     SECTION 6.2. REMOVAL OF LEASED EQUIPMENT. The Issuer shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable, inappropriate or unnecessary Leased Equipment. In any instance where the Lessee in its sole discretion (but subject to the provisions of the Collateral Agency Agreement and the Common Agreement) determines that any such items have become inadequate, obsolete, worn out, unsuitable, undesirable, inappropriate or unnecessary for their purposes at such time, the Lessee may remove such items of Leased Equipment and (on behalf of the Issuer) sell, trade in, exchange or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to the Issuer or the Trustee therefor. The removal from the Project of any portion of the Leased Equipment pursuant to the provisions of this Section shall not entitle the Lessee to any abatement or diminution in amount of the rents payable under Section 5.3 hereof.

         At the option of the Lessee, at any time prior to the Completion Date, the Lessee may pay the proceeds of any such sale, trade-in or other disposition of such items of Leased Equipment to the Trustee with written instructions to deposit such moneys in accordance with the Collateral Agency Agreement whereupon such moneys shall become subject to the Collateral Agency Agreement and shall be disbursed in the manner set forth in the Collateral Agency Agreement and Article IV hereof.

     The Lessee shall deliver to the Issuer a bill of sale or other appropriate documents conveying to the Issuer title to any machinery, equipment or related property installed or placed in the Building or upon the Leased Land pursuant to this Section 6.2, and upon the request of the Lessee, the Issuer shall deliver and cause or direct the Trustee to deliver to the Lessee an Amendment to Lease Agreement in substantially the form of Exhibit "E" hereto or other appropriate documents conveying to the Lessee title to any property removed from the Project pursuant to this Section 6.2 and releasing the same from the provisions of this Lease and from the lien of the Indenture and the Security Deed and canceling any Security Interest with respect thereto.

     The preceding provisions of this Section 6.2 shall apply only so long as any part of the principal of or the interest on any of the Bonds remains unpaid. After Payment in Full of the Bonds, neither the Issuer nor the Lessee shall be under any obligation hereunder to renew, repair or replace any of the Leased Equipment that may become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the operation of the Project, and after such Payment in Full of the Bonds the Lessee may, if in its sole discretion any item of the Leased Equipment has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the operation of the Project, remove such item of Leased Equipment from the Project and (on behalf of the Issuer) sell, trade in, exchange or otherwise dispose of it, without any responsibility or accountability to the Issuer therefor and without being required to substitute and install in the Project other equipment in substitution therefor, and may retain any money or other consideration received by it upon any disposition of any such item of Leased Equipment.

     SECTION 6.3. TAXES, OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. The Issuer and the Lessee further acknowledge that under present law no part of the Project owned by the Issuer will be subject to ad valorem taxation by the State of Georgia or by any political or taxing subdivision thereof, and that under present law the income and profits (if any) of the Issuer from the Project are not subject to either Federal or Georgia taxation and these factors have induced the Lessee to enter into this Lease.

     Subject to the provisions of the Collateral Agency Agreement and the Common Agreement the Lessee may, at its own expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments and other charges so contested to remain unpaid during the period of such contest and any appeal therefrom. The Issuer shall cooperate fully with the Lessee in any such contest. If the Lessee shall fail to pay any of the foregoing items required by this Section to be paid by the Lessee, the Issuer or the Trustee may (but shall be under no obligation to) pay the same and any amounts so advanced therefor by the Issuer or the Trustee shall become an additional obligation of the Lessee to the one making the advancement, which amounts the Lessee agrees to pay.

     SECTION 6.4. INSURANCE REQUIRED. During the acquisition, construction, installation and equipping of the Project, and throughout the Lease Term, the Issuer and the Trustee shall be named as additional insureds under any insurance policy or policies required to be maintained by the Lessee under the Common Agreement, as their respective interests may appear.

     SECTION 6.5. APPLICATION OF INSURANCE PROCEEDS. The Insurance Proceeds of the insurance carried pursuant to the provisions of Section 6.4 hereof shall be applied in accordance with the provisions of the Collateral Agency Agreement.

     SECTION 6.6. ADDITIONAL PROVISIONS RESPECTING INSURANCE. The Lessee shall furnish to the Issuer and the Trustee at closing and annually thereafter a certificate of the Authorized Lessee Representative or other evidence satisfactory to the Issuer and the Trustee that it is in compliance with the requirements of Section 5.1(b) of the Common Agreement relating to maintenance of insurance.

     SECTION 6.7. OTHER ISSUER EXPENSES. Anything to the contrary herein notwithstanding, the Lessee shall pay any expenses not specifically mentioned herein which are reasonably incurred by the Issuer in connection with the Project, this Lease, the Indenture or the Bonds, and which are not paid from the Construction Fund pursuant to Section 4.3 hereof.

     SECTION 6.8. [INTENTIONALLY OMITTED].

     SECTION 6.9. INDEMNIFICATION OF ISSUER AND THE TRUSTEE. The Lessee shall, to the extent permitted by applicable law, indemnify and save the Issuer and the Trustee and the officers, agents, employees and attorneys of each harmless against and from all claims by or on behalf of any person, firm or corporation or governmental entity arising from the conduct or management of, or from any work or thing done on, the Project during the Lease Term, and against and from all claims arising during the Lease Term from (a) any condition of the Project,
(b) any breach or default on the part of the Lessee in the performance of any of its obligations under this Lease, (c) any contract entered into in compliance with the provisions of Section 4.1 hereof in connection with the acquisition, construction and installation of the Project, (d) any act of negligence of the Lessee or of any of its agents, contractors, servants, employees or licensees,
(e) any act of negligence of any sublessee of the Lessee, or of any agents, contractors, servants, employees or licensees of any sublessee of the Lessee,
(f) in the case of the Issuer and the Trustee and the respective officers, agents and attorneys of each, against and from any loss, liability, expense or claim arising under or in connection with the acceptance or administration of the Trust Estate or the performance by the Trustee of its duties and obligations under the Indenture, and (g) including without limiting the generality of the foregoing, any loss, liability or expense arising under the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended, and any other environmental statute, rule or regulation.

         The Lessee shall indemnify and save the Issuer and the Trustee and the officers, agents, employees and attorneys of each harmless from and against all costs and expenses incurred in or in connection with any action or proceeding brought on such claims, and upon notice from the Issuer or the Trustee, the Lessee shall defend them or either of them in any such action or proceeding. Nothing contained herein shall require the Lessee to indemnify the Issuer and the Trustee and the officers, agents, employees and attorneys of each for any claim or liability resulting from the Issuer's or the Trustee's own willful acts or gross negligence. The Issuer or the Trustee shall reimburse the Lessee for payments made by the Lessee pursuant to this Section 6.9 to the extent of any proceeds, net of all expenses of collection, actually received by either such party from any insurance covering such claims with respect to the losses sustained. The Issuer or the Trustee, as applicable shall promptly claim any such insurance proceeds and shall assign its rights to such proceeds, to the extent of such required reimbursement, to the Lessee.

     In case any action shall be brought against the Issuer or the Trustee in respect of which indemnity may be sought against the Lessee, the Issuer or the Trustee, as applicable shall promptly notify the Lessee in writing and the Lessee shall have the right to assume the investigation and defense thereof including the employment of counsel and the payment of all expenses. Failure to give any such notice shall not affect the right of the Issuer or Trustee, as applicable, to receive the indemnification provided herein; unless such failure resulted from the gross negligence or wilful misconduct of the Issuer or the Trustee, such failure could not be remedied and the result of such failure is that the interests of the Lessee were materially and adversely affected as a direct result of such failure. The Issuer or the Trustee, as applicable shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by the Issuer or the Trustee, as applicable, unless (i) the employment of such counsel has been authorized by the Lessee, or (ii) the Lessee shall have failed promptly after receiving notice of such action from the Issuer or the Trustee, as applicable, to assume the defense of such action and employ counsel reasonably satisfactory to the Issuer or the Trustee, as applicable, or
(iii) the named parties to any such action (including any impleaded parties) include both the Issuer or the Trustee, as applicable, and the Lessee or an affiliate of the Lessee, and the Issuer or the Trustee, as applicable, shall have been advised by counsel that there may be one or more legal defenses available to such party which are different from or in addition to those available to the Lessee or affiliate of the Lessee or (iv) the Issuer or the Trustee, as applicable, shall have been advised by counsel that there is a conflict on any issue between the Issuer or the Trustee, as applicable, and the Lessee (in which case, if the Issuer or the Trustee, as applicable, notifies the Lessee in writing that it elects to employ separate counsel at the expense of the Lessee, the Lessee shall not have the right to assume the defense of such action or proceeding on behalf of the Issuer or the Trustee, as applicable). The Lessee shall not be liable for any settlement of any such action without its consent but, if any such action is settled with the consent of the Lessee or if there be a final unappealable judgment for the plaintiff in any such action, the Lessee agrees to indemnify and hold harmless the Issuer and the Trustee and the officers, agents, employees and attorneys of each from and against any loss by reason of such settlement or judgment.

     Nothing herein shall be construed as requiring the Issuer or the Trustee to acquire or maintain insurance of any form or nature with respect to the Project or any portion thereof or with respect to any phrase, term, provision, condition or obligation of this Lease or any other matter in connection herewith. The obligations of the Lessee under this Section 6.9 shall survive the termination of this Lease and the satisfaction and discharge of the Indenture and shall continue in full force and effect, binding the Lessee to the provisions of this
Section 6.9 without regard to the manner of termination of this Lease.

                                  ARTICLE VII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

     SECTION 7.1. DAMAGE AND DESTRUCTION. Upon damage or destruction of all or a portion of the Project, all Insurance Proceeds shall be applied in accordance with the Collateral Agency Agreement; provided, however, in the event that prior to Payment in Full of the Bonds the Project is damaged or destroyed by fire or other casualty, the Lessee shall be obligated to continue to make the rental payments specified in Section 5.3 hereof and, if the Project is to be replaced, repaired, rebuilt or restored, it shall be replaced, rebuilt or restored in such manner as will not change its character to such an extent that its ownership by the Issuer would not be permitted under the Act. Any such replacement, repair, rebuilding or restoration shall be made in accordance with the terms and conditions set forth in the Collateral Agency Agreement and the Common Agreement.

     SECTION 7.2. CONDEMNATION. In the event all or a portion of the Project is taken by the exercise of the power of condemnation or eminent domain, all Eminent Domain Proceeds (as defined in the Common Agreement) shall be applied in accordance with the provisions of the Collateral Agency Agreement; provided, however, in the event that prior to the Payment in Full of the Bonds, title in and to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Lessee shall be obligated to continue to make the rental payments specified in Section
5.3 hereof, and, if the Project is to be replaced, rebuilt or restored, it shall be replaced, rebuilt or restored in such manner as will not change its character to such extent that its ownership by the Issuer would not be permitted under the Act. To the extent there shall be acquired and installed other machinery, equipment or related property suitable for the Lessee's operations at the Project, title to such machinery, equipment or related property will be conveyed to the Issuer by bill of sale and will be deemed a part of the Project and available for use and occupancy by the Lessee without the payment of any rent other than the payments specified in Section 5.3 hereof. Any such replacement, rebuilding or restoration shall be made in accordance with the terms and conditions set forth in the Security Deed, the Collateral Agency Agreement and the Common Agreement.

                                  ARTICLE VIII

                                SPECIAL COVENANTS

     SECTION 8.1. NO WARRANTY OF CONDITION OR SUITABILITY BY THE ISSUER. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PROJECT OR THAT IT WILL BE SUITABLE FOR THE LESSEE'S PURPOSES OR NEEDS. The Lessee releases the Issuer from, agrees that the Issuer shall not be liable for and agrees, to the extent permitted by applicable law, to hold the Issuer harmless against, any loss that may be occasioned by the condition of the Project or its suitability for the Lessee's purposes or needs.

     SECTION 8.2. INSPECTION OF PROJECT; RIGHT OF ACCESS TO THE PROJECT BY THE ISSUER. The Lessee agrees that the Authorized Issuer Representative, the Trustee or either of their duly authorized agents who are acceptable to the Lessee shall have the right at all reasonable times during business hours, to enter upon, examine and inspect the Project, provided that this does not result in any interference or prejudice to the Lessee's operations. Provided that the Lessee is not in default hereunder, such inspection shall only be made in the presence of an official of the Lessee. The Lessee further agrees that the Issuer and its duly authorized agents shall have such rights of access to the Project as may be reasonably necessary to cause to be completed the acquisition, construction and installation provided for in Section 4.1 hereof.

     SECTION 8.3. LESSEE TO MAINTAIN ITS EXISTENCE; EXCEPTIONS PERMITTED. The Lessee agrees that as long as the Bonds, or any portion thereof shall remain outstanding, it shall comply with Section 5.1(d)(i) and Section 5.2(e) of the Common Agreement with respect to maintenance of existence and sales of assets.

     SECTION 8.4. QUALIFICATION IN GEORGIA. The Lessee warrants (except as may be otherwise permitted pursuant to the provisions of Section 8.3 above) that it is and throughout the Lease Term it will continue to be a limited partnership either organized under the laws of the State of Georgia or duly qualified to do business in the State of Georgia, as the case may be.

     SECTION 8.5. GRANTING AND RELEASE OF EASEMENTS; AMENDING OR MODIFYING EASEMENTS. Subject to the provisions of the Collateral Agency Agreement and the Common Agreement, the Lessee may at any time or times cause to be granted easements, licenses, rights-of-way (temporary or perpetual and including the dedication of public highways), restrictive covenants (including, without limitations, the restrictive covenants necessary to comply with environmental permits) and other rights or privileges in the nature of easements or restrictive covenants with respect to any property included in the Project and such grant will be free from the lien or security interests created by the Indenture or this Lease, or the Lessee may cause to be amended, modified or released existing easements, licenses, rights-of-way, restrictive covenants and other rights or privileges in the nature of easements or restrictive covenants, held with respect to any property included in the Project with or without consideration, and the Issuer agrees that it shall execute and deliver and will cause the Trustee to execute and deliver any instrument necessary or appropriate to confirm and grant, amend, modify or release any such easement, restrictive covenant, license, right-of-way or other right or privilege upon receipt of: (i) a copy of the instrument of grant, covenant, amendment, modification or release, and (ii) a written application of the Lessee signed by an Authorized Lessee Representative requesting such instrument and stating (1) that such grant, covenant, amendment, modification or release is not detrimental to the proper conduct of the business of the Lessee, and (2) that such grant, covenant, amendment, modification or release will not impair the effective use or materially interfere with the operation of the Project and will not materially diminish or impair the security intended to be given by or under this Lease, the Indenture or the Security Deed.

     SECTION 8.6. RELEASE OF CERTAIN LAND. Notwithstanding any other provision of this Lease, but subject to the provisions of the Collateral Agency Agreement and the Common Agreement, the parties hereto reserve the right at any time and from time to time by mutual agreement to amend this Lease for the purpose of effecting the release and removal from this Lease (i) of any unimproved part of the Leased Land (on which neither the Building nor any Leased Equipment is located but on which parking, transportation, utility facilities or other support facilities may be located) on which the Issuer proposes to construct improvements for lease under another and different lease agreement or (ii) of any part of the Leased Land with respect to which the Issuer proposes to convey a fee or other title to a railroad or other public body or quasi-public body or to a public utility in order that transportation facilities or services by rail, water, road or other means or utility services for the Project, for the benefit of the Lessee, may be provided, increased or improved; provided, that if at the time any such amendment is made any of the Bonds are outstanding and unpaid, there shall be deposited with the Trustee the following:

     (a) an executed copy of said amendment in the form attached as Exhibit "E" hereto;

     (b) a resolution of the Issuer (i) stating that the Issuer is not in default under any of the provisions of this Lease or the Indenture and that the Lessee is not, to the knowledge of the Issuer, in default under any of the provisions of this Lease, (ii) giving an adequate legal description of that portion of the Leased Land to be released, (iii) stating the purpose for which the Issuer desires the release, (iv) stating that the improvements which will be constructed or the facilities and services which will be provided, increased or improved will be such as will promote the purposes for which the Issuer was created, and (v) requesting such release;

     (c) an opinion of Counsel to the Lessee that all necessary action required under its limited partnership agreement has been taken to authorize and approve such amendment together with an officer's certificate stating that the Lessee is not in default under any of the provisions of this Lease;

     (d) a copy of the agreement wherein the Issuer agrees to construct or install improvements on the portion of the Leased Land so requested to be released and agrees to lease the same to the lessee under said lease agreement, and wherein such lessee agrees to lease the same from the Issuer or a copy of the instrument conveying the title to a railroad, public utility or public or quasi-public body; and

     (e) a certificate of an Authorized Lessee Representative, dated not more than 60 days prior to the date of the release and stating that, in the opinion of the person signing such certificate, (i) the portion of the Leased Land so proposed to be released is necessary or desirable for railroad, utility services or roads to benefit the Project or is not otherwise needed for the operation of the Project for the purposes hereinabove stated, and (ii) the release so proposed to be made will not materially impair the utility of the Project and will not destroy the means of ingress thereto and egress therefrom.

No release effected under the provisions hereof shall entitle the Lessee to any abatement or diminution of the rents payable under Section 5.3 hereof.

     SECTION 8.7. RELEASE OF ELECTRIC SWITCHYARD EQUIPMENT AND LAND. Notwithstanding any other provision of this Lease to the contrary, but subject to the provisions of the Collateral Agency Agreement and the Common Agreement, the parties hereto agree that, prior to commercial operation of the Project, they shall amend this Lease for the purpose of releasing and removing from this Lease, and conveying to Georgia Power Company, or any of its affiliates or assigns, (i) by bill of sale, that portion of Leased Equipment comprising the electric switchyard equipment (the "Switchyard Equipment"), as more specifically described on Exhibit

"B" hereto, and (ii) by deed, lease, license or other conveyance, up to eight
(8) acres of the Leased Land, the exact location of which has yet to be determined but upon which the Switchyard Equipment is to be located; provided however, there shall first be deposited with the Trustee said amendment in the form attached as Exhibit "E" hereto, executed by the Issuer (or an Authorized Issuer Representative) and the Lessee (or an Authorized Lessee Representative). No release effected under the provisions hereof shall entitle the Lessee to any abatement or diminution of the rents payable under Section 5.3 hereof.

     SECTION 8.8. FILING OF CERTAIN CONTINUATION STATEMENTS. From time to time, the Lessee shall duly file or cause to be filed continuation statements for the purpose of continuing without lapse the effectiveness of (i) those Financing Statements which shall have been filed at or prior to the issuance of the Bonds in connection with the security for the Bonds pursuant to the authority of the Uniform Commercial Code of Georgia, and (ii) any previously filed continuation statements which shall have been filed as herein or in the Indenture required. The Lessee shall sign (if necessary) and deliver to the Issuer or its designee and the Issuer shall sign and deliver to the Trustee such continuation statements as may be requested of it from time to time. As set forth in the Indenture under Section 12.01(d), the Trustee shall provide its reasonable cooperation to the Issuer and the Lessee in connection with the filing of such continuation statements. Upon the filing of any such continuation statement the Lessee shall immediately notify the Trustee and the Issuer that the same has been accomplished.

     SECTION 8.9. SPECIAL ENVIRONMENTAL INDEMNIFICATION.

     (a) The Lessee agrees to and shall indemnify, hold harmless, and defend the Issuer, its officers, directors, agents, and employees from and against any and all claims, losses, damages, expenses, causes of action, lawsuits, government regulatory enforcement actions, and liability (individually, a "Claim," collectively, "Claims") asserted against the Issuer arising out of alleged or actual "environmental contamination" (hereinafter defined) arising from the Lessee's leasing and operation of the Project.

     (b) "Environmental contamination" as used herein shall mean damages to persons or property or violations of state or federal environmental laws or regulations arising out of the Lessee's past operations at the Project or the operations of the Lessee at any time at the Project with respect to but not limited to air emissions, water effluent discharges, and waste generation, transportation, storage, disposal, or the handling of hazardous materials.

     (c) The Issuer shall notify the Lessee in writing within 10 days after any Claim is made, brought, or asserted, in any event, in writing, against the Issuer, and as to which the Issuer has actual knowledge by receipt of such written notification. The Lessee shall similarly notify the Issuer in writing within 10 days after any Claim is made, brought, or asserted against the Lessee.

     (d) The Issuer shall fully cooperate with the Lessee, including but not limited to, assisting the Lessee in the preparation of a defense to Claims when and as the Lessee fulfills its obligations under this Section of the Lease. In the event the Issuer provides notice to the Lessee under Subsection (c) above, the Lessee shall handle and control the defense of all Claims and the Lessee's decision on litigation and settlement and all other such aspects shall be final; provided, however, no settlement or decision shall impose upon the Issuer by apportionment or otherwise, any loss, damage or liability as a result thereof.

     (e) The Issuer shall use its best efforts to deliver the notice specified in subsection (c) above within a period of 10 days after the Issuer has direct knowledge (by receipt of written notice or otherwise) of a claim; but, in any event, the Issuer shall deliver notice in sufficient time to respond and without prejudice to the rights of the Lessee.

     (f) The provisions of this Section 8.9 shall survive the termination of this Lease and shall continue in full force and effect, binding the Lessee to the provisions of this Section 8.9 without regard to the manner of termination of this Lease.

     SECTION 8.10. [INTENTIONALLY OMITTED].

     SECTION 8.11. [INTENTIONALLY OMITTED].

     SECTION 8.12. GRANTING OF SECURITY INTEREST IN LEASED EQUIPMENT. As security for the payment of rents and all other amounts which shall be or become due and payable hereunder, the Lessee hereby grants to the Issuer a security interest covering any right, title or interest which the Lessee may have in the Leased Equipment and all proceeds thereof and general intangibles relating thereto. The security interest granted in this Section shall not attach to any of the Leased Equipment until the same is located in the State.

     SECTION 8.13. SPECIAL COVENANTS RELATED TO AD VALOREM TAXATION. The Lessee, the Board of Commissioners of Heard County and the Board of Tax Assessors of Heard County have entered into an Agreement Regarding Ad Valorem Taxation dated July 30, 1999 (the "Ad Valorem Tax Agreement") governing the taxation of the Lessee's interest in the Project a copy of which is attached as Exhibit "F" hereto. The Issuer is granting to the Lessee hereunder only a limited right to use the Project during the Lease Term upon the terms set forth herein. The Lessee and the Issuer acknowledge that the leasehold valuation formula takes into account the fair market value of similarly leased property and the prevailing rents changed in the geographic area of the Project. The Lessee and the Issuer agree to cooperate with each other and with the Board of Tax Assessors of Heard County with respect to the matters set forth in the Ad Valorem Tax Agreement, including the manner from time to time reasonably required by the Issuer or the Board of Tax Assessors of Heard County for the labeling or other identification of the Project, including all substitutions and replacements therefor made in accordance with the provisions of Section 6.2 hereof.


                                   ARTICLE IX

                      ASSIGNMENT, SUBLEASING, PLEDGING AND
               SELLING; REDEMPTION; RENT PREPAYMENT AND ABATEMENT

     SECTION 9.1. ASSIGNMENT AND SUBLEASING. The Issuer hereby specifically acknowledges and consents to the execution and delivery by the Lessee of the Security Documents and the Security Interests created thereby. Except for any assignment, sublease or transfer pursuant to the Security Deed or the Security Documents, this Lease may not be assigned, in whole or in part, and the Project may not be subleased, as a whole or in part, by the Lessee without the consent of the Issuer and the Trustee, which consent shall not be unreasonably withheld, or without the consent of the Bondholders; provided, however, that this Lease may be assigned in whole or in part, or the Project may be subleased, as a whole or a part, without the consent of the Issuer, the Trustee or the Bondholders, to any successor to substantially all of the business of the Lessee. Any such assignment or sublease is further subject to the following conditions:

     (a) no assignment (other than pursuant to Section 8.3 hereof) or sublease shall relieve the Lessee from primary liability for any of its obligations hereunder, and if any such assignment occurs the Lessee shall continue to remain primarily liable for payment of the rents specified in Section 5.3 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it unless the Lessee shall have obtained the consent of the Issuer and the Trustee or the Bondholders;

     (b) the Lessee shall, within 30 days after the delivery thereof, furnish or cause to be furnished to the Issuer and to the Trustee a true and complete copy of each such assignment or sublease, as the case may be, together with any instrument of assumption;

     (c) the Lessee shall confirm in writing that the Guaranty Agreement will remain in full force and effect or the assignee shall have assumed the same.

     The provisions of this Section 9.1 restricting the assignment and subleasing of the Project shall no longer be in effect in the event that the Security Documents have been foreclosed upon by the Collateral Agent and the Lessee is no longer in possession of the Project.

     SECTION 9.2. CONVEYING OF PROJECT BY ISSUER BY SECURITY DEED. The Issuer will convey its title in and to that portion of the Project consisting of real property and grant a security interest in that portion of the Project consisting of personal property to the Trustee by the Security Deed, and will assign, pledge and create a security interest in the Trust Estate under the terms of the Indenture, as security for the payment of the principal of and the interest on the Bonds, but the Security Deed and said assignment and pledge shall be subject and subordinate to this Lease so long as there shall not exist a default under this Lease or the Indenture. As described in the Security Deed, any amount realized upon a foreclosure sale or exercise of other remedies under the Security Deed shall, after satisfaction of the indebtedness described therein, be paid to the Collateral Agent, on behalf of the Lessee, in respect of the Lessee's interests hereunder, whether or not the Lessee has exercised its option to purchase the Project or performed its obligation to purchase the Project arising under Article XI or XII hereof.

     SECTION 9.3. RESTRICTIONS ON SALE OF PROJECT BY ISSUER. The Issuer agrees that, except as otherwise permitted under the terms of this Lease, the Security Deed or the Indenture, it will not mortgage, sell, assign, transfer, convey or otherwise encumber the Project or any portion thereof during the Lease Term and that it will not take any other action which results in the levy or assessment of ad valorem taxes on the Project or the Lessee's leasehold interest in the Project. If the laws of the State of Georgia at the time require or permit such action to be taken, nothing contained in this Section shall prevent the consolidation of the Issuer with, or the merger of the Issuer into, or the transfer of the Project as an entirety to, any public entity whose property and income are not subject to taxation and which has the authority to carry on the business of owning and leasing the Project; provided, (a) that no such action shall be taken without the prior written consent of the Lessee, the Trustee and the Bondholders, unless such action shall be required by law, and
(b) that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of and interest on the Bonds according to their tenor, and the due and punctual performance and observance of all the agreements and conditions of this Lease to be kept and performed by the Issuer, shall be expressly assumed in writing by the entity resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety.

     SECTION 9.4. PREPAYMENT OF BONDS. The Issuer, at the request at any time of the Lessee and if the same are then redeemable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or any portion of the Bonds, as may be specified by the Lessee, on the earliest redemption date on which such redemption may be made under such applicable provisions. So long as the Lessee is not in default hereunder and the Issuer is not obligated to redeem the Bonds pursuant to the terms of the Indenture, the Issuer shall not redeem any Bonds prior to their maturity unless requested in writing by the Lessee. The Lessee agrees to give notice to the Issuer and the Trustee of any redemption at least 10 days prior to the redemption date specifying (a) the proposed redemption date, (b) the principal amount of the Bonds to be called for redemption, (c) the applicable redemption price or prices, (d) any conditions to the effectiveness of such redemption, and (e) the provision or provisions of the Indenture pursuant to which such Bonds are to be redeemed, and shall deposit with the Collateral Agent for the account of the Trustee, on or before the redemption date, an amount of money which, when added to the funds in the Bond Fund, will be sufficient to pay the principal of and redemption premium (if any) and interest on the Bonds (or portions thereof) to be redeemed on the date specified by the Lessee and any Trustee's and the paying agents' fees and expenses under the Indenture accrued and to accrue until and in connection with such redemption. The exercise by the Lessee of the option to redeem Bonds as described in this Section 9.4 shall be revocable by the Lessee at any time prior to the effective date of such redemption.

     The Trustee as provided in the Indenture shall forthwith take or cause to be taken all actions necessary under the Indenture to effect the redemption of Bonds in accordance with the terms of the Indenture; provided, however, that if any such redemption is subject to satisfaction of one or more conditions as specified by the Lessee as described above, and if on or prior to the specified date of redemption, such conditions have not been satisfied or waived by the Lessee, then such redemption shall not be effective as provided in Section 2.09 of the Indenture and (i) all Bonds received by the Bond Registrar for redemption shall be returned to the owners thereof and (ii) any moneys received by the Trustee as a prepayment of the Lessee's obligations hereunder in connection with such redemption shall, upon request, be returned to the Lessee. The Trustee may conclusively rely upon a certificate of the Authorized Lessee Representative as to the satisfaction or waiver of any conditions specified to any such redemption.

     SECTION 9.5. PREPAYMENT OF RENTS. There is expressly reserved to the Lessee the right, and the Lessee is authorized and permitted, at any time it may choose, so long as it is not in default hereunder, to prepay all or any part of the rents payable under Section 5.3 hereof, and the Issuer agrees that the Trustee may accept such prepayment when the same is tendered by the

Lessee. All prepaid rents shall be credited on the rents specified in Section 5.3, in the chronological order of their due dates.

     SECTION 9.6. REFERENCE TO BONDS INEFFECTIVE AFTER BONDS PAID. Upon Payment in Full of the Bonds and all fees, charges and expenses of the Trustee, all references in this Lease to the Bonds and the Trustee shall be ineffective and neither the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested. Reference is hereby made to Section 10.02 of the Indenture which sets forth the conditions upon the existence or occurrence of which Payment in Full of the Bonds shall be deemed to have been made.

                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 10.1. EVENTS OF DEFAULT DEFINED. The existence of a "Trigger Event" under the Collateral Agency Agreement shall be an Event of Default under this Lease.

     SECTION 10.2. REMEDIES ON DEFAULT. Whenever any Event of Default shall have happened and be continuing, the Issuer, or the Trustee as provided in the Indenture, may, with the written consent of the Collateral Agent, or shall, upon the written direction of the Collateral Agent, take any one or more of the following remedial steps:

     (a) declare all installments of rent payable under Section 5.3 hereof for the remainder of the Lease Term to be immediately due and payable, whereupon the same shall become immediately due and payable. If the Issuer or the Trustee elects to exercise the remedy afforded in this Section 10.2(a) and accelerates all rents payable under Section 5.3 hereof for the remainder of the Lease Term, the amount then due and payable as accelerated rents shall be the sum of (1) the aggregate principal amount of the outstanding Bonds, and (2) all interest on the Bonds accruing to the date of maturity by declaration;

     (b) re-enter and take possession of the Project without terminating this Lease and without any liability to the Lessee for such entry and repossession, and sublease the Project for the account of the Lessee, holding the Lessee liable for the difference in the rents and other amounts payable by such sublessee in such subleasing and the rents and other amounts payable by the Lessee hereunder;

     (c) the Trustee may require the Lessee to assemble the Leased Equipment and make the same available at a place or places to be designated and shall have the right, without notice, demand or legal process, to come upon the Leased Land and take possession of all or any of the Leased Equipment in such manner and as and on such terms as it may choose, and otherwise the Issuer or the Trustee may exercise with respect to the Leased Equipment the rights of a secured party under the U.C.C.;

     (d) the Trustee may exercise any remedies provided for in the Indenture or the Security Deed and, with respect to any Security Interest, the rights of a secured party under the U.C.C.

     (e) terminate this Lease (provided, however, that upon such termination, the options of the Lessee to purchase the Project pursuant to the provisions of
Article XI hereof and the obligations of the Lessee to make the rental payments pursuant to Section 5.3 hereof and purchase the Project pursuant to Section 12.1 hereof contained therein shall survive such termination), exclude the Lessee from possession of the Project and use its best efforts to lease the Project to another for the account of the Lessee, holding the Lessee liable for all rent and other payments due up to the effective date of such leasing;

     (f) require accounting books and records of the Lessee pertaining exclusively to the Project only for an Event of Default under Section 10.1(a);

     (g) take whatever action at law or in equity may appear necessary or desirable to collect the rents then due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Lease; and

Any amounts collected pursuant to action taken under this Section shall be paid and applied in accordance with the provisions of the Collateral Agency Agreement and after Payment in Full of the Bonds and the payment of any costs occasioned by an Event of Default hereunder, and subject to the provisions of and the lien and security interest created under the Partnership Assignment and Security Agreement, any excess moneys in the Bond Fund shall be returned to the Lessee as an overpayment of rent.

     The Issuer will not exercise any remedies without the consent of the Collateral Agent and the Issuer will grant any consents or waivers or take any other actions under this Lease (subject to such actions being consistent with the terms of this Lease and provisions of law applicable to the Issuer) upon the direction of the Collateral Agent.

     SECTION 10.3. REMEDIES EXCLUSIVE. The remedies herein conferred upon or reserved to the Issuer or the Trustee are intended to be exclusive of any other available remedy or remedies, notwithstanding every other remedy now or hereafter existing at law or in equity or by statute. Such remedies as are given to the Issuer hereunder shall also extend to the Trustee, and the Trustee and the owners of the Bonds shall be deemed third-party beneficiaries of all covenants and agreements herein contained.

     SECTION 10.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. Should an Event of Default occur and the Issuer and/or the Trustee should employ attorneys or incur other expenses for collection of rents or the enforcement of performance or observance of any obligation or agreement on the part of the Lessee herein contained, the Lessee agrees that it shall on demand therefor pay to the Issuer and/or the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer and/or the Trustee.

     SECTION 10.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. If any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

SECTION 10.6. WAIVER OF APPRAISEMENT, VALUATION, ETC. If the Lessee should default under any of the provisions of this Lease, the Lessee agrees to waive, to the extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension or redemption laws now or hereafter in force, and all right of appraisement and redemption to which it may be entitled.

                                   ARTICLE XI

                           OPTIONS IN FAVOR OF LESSEE

     SECTION 11.1. OPTIONS TO TERMINATE THE LEASE TERM. The Lessee shall have the following options to terminate the Lease Term:

     (a) At any time prior to Payment in Full of the Bonds, the Lessee may terminate the Lease Term by giving the Issuer and the Trustee notice in writing of such termination and by paying to the Trustee an amount which, when added to the funds in the Bond Fund, will be sufficient to pay, retire and/or redeem all of the outstanding Bonds in accordance with the provisions of Article X of the Indenture (including, without limiting the generality of the foregoing, principal, interest to maturity or earliest applicable redemption date, as the case may be, redemption premium, if any, due in connection with any such redemption, expenses of redemption and the Trustee's fees and expenses), and, in case of redemption, making arrangements satisfactory to the Trustee for the giving of the required notice of redemption; or

     (b) At any time after Payment in Full of the Bonds, the Lessee may terminate the Lease Term by giving the Issuer notice in writing of such termination and such termination shall forthwith become effective.

     Upon any such termination of the Lease Term as described above, the Lessee shall purchase and the Issuer shall sell the Issuer's right, title and interest in the Project to the Lessee for the amount and under the terms set forth in
Section 12.1 hereof.

     SECTION 11.2. OPTION TO PURCHASE ALL OR PORTION OF PROJECT. Under the conditions set forth in Section 3.04 of the Indenture and prior to the expiration of the Lease Term and Payment in Full of the Bonds, the Lessee shall have and is hereby granted the option to prepay its obligations hereunder and purchase the Project in whole or in part, in order to effect a redemption of the Bonds, in whole or in part, pursuant to such Section 3.04 of the Indenture. In order to exercise such option, the Lessee shall give written notice to the Trustee at least 10 days prior to the proposed redemption date that all or a portion of the Bonds are to be redeemed pursuant to such Section and specifying
(a) the proposed redemption date, (b) the principal amount of the Bonds to be called for redemption, (c) the applicable redemption price or prices, and (d) any conditions to the effectiveness of such redemption, and shall deposit with the Trustee on or before the redemption date, to the credit of the Bond Fund, the following:

                  (1) an amount of money which, when added to the funds in the Bond Fund, will be sufficient to retire and redeem all of the then outstanding Bonds or the portion thereof specified by the Lessee, at par on the date specified by the Lessee for such redemption including, without limitation, principal plus accrued interest thereon to said redemption date, PLUS

                  (2) an amount of money equal to the Trustee's and the paying agents' fees and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Bonds.

     The exercise by the Lessee of the option to redeem Bonds as described in this Section 11.2 shall be revocable by the Lessee at any time prior to the effective date of the redemption of the applicable Bonds.

     Upon receipt of a notice furnished pursuant to this Section 11.2, the Trustee as provided in the Indenture shall forthwith take or cause to be taken all actions necessary under the Indenture to effect the redemption of Bonds in accordance with such notice, as the case may be; provided, however, that if any such redemption is subject to satisfaction of one or more conditions as specified by the Lessee as described above, and if on or prior to the specified date of redemption, such conditions have not been satisfied or waived by the Lessee, then such redemption shall not be effective as provided in Section 2.09 of the Indenture and (i) all Bonds received by the Bond Registrar for redemption shall be returned to the owners thereof and (ii) any moneys received by the Trustee as a prepayment of the Lessee's obligations hereunder in connection with such redemption shall, upon request, be returned to the Lessee. The Trustee may conclusively rely upon a certificate of the Authorized Lessee Representative as to the satisfaction or waiver of any conditions specified to any such redemption.

     SECTION 11.3. OPTION TO PURCHASE UNIMPROVED LAND. In addition to the provisions of Section 8.6 hereof, the Lessee shall have, and is hereby granted an option to purchase any unimproved portion of the Leased Land (on which neither the Building or any Leased Equipment is located but on which parking, transportation or utility facilities may be located) at any time and from time to time, prior to Payment in Full of the Bonds, at a purchase price equal to one hundred dollars ($100) per acre for the portion of the Leased Land to be purchased, provided that it furnishes the Issuer with the following:

     (a) A notice in writing containing (i) an adequate legal description of that portion of the Leased Land with respect to which such option is to be exercised, (ii) a statement that the Lessee intends to exercise its option to purchase such portion of the Leased Land on a date stated, which shall not be less than 45 nor more than 90 days from the date of such notice, and (iii) a statement that the use to which it is intended that such portion of, or interest in, the Leased Land is to be devoted will promote the continued purpose of the Project;

     (b) A certificate of an Authorized Lessee Representative, dated not more than 90 days prior to the date of the purchase and stating that, in the opinion of the person signing such certificate, (i) the portion of, or interest in, the Leased Land with respect to which the option is exercised is not needed for the operation of the Project for the purpose hereinabove stated or that sufficient right and title is reserved to the Issuer to fulfill said needs, and (ii) the purchase will not impair the usefulness of the Building for the intended purpose of the Project and will not destroy the means of ingress thereto and egress therefrom; and

     (c) An amount of money equal to the purchase price computed as provided in this Section.

     The Issuer agrees that upon receipt of the notice, certificate and money required in this Section to be furnished to it by the Lessee, the Issuer will promptly deliver the same to the Trustee for deposit in the Bond Fund, and secure from the Trustee a release from this Lease of such portion of the Leased Land with respect to which the Lessee shall have exercised the option granted to it in this Section, subject to any right and title reserved to the Issuer. In the event the Lessee shall exercise the option granted to it under this Section, the Lessee shall not be entitled to any abatement or diminution of the rents payable under Section 5.3 hereof.

     Subsequent to Payment in Full of the Bonds, the Lessee shall have, and is hereby granted an option to purchase any unimproved portion of the Leased Land at a purchase price equal to one dollar ($1.00) per acre with respect to the portion of the Leased Land to be purchased. The Issuer agrees that upon receipt of the money required herein to be furnished it by the Lessee, the Issuer will promptly release such portion of the Leased Land with respect to which the Lessee shall have exercised the option granted to it herein.

     If the Lessee purchases any unimproved part of the Leased Land pursuant to the provisions of this Section 11.3, the Lessee and the Issuer agree that all walls presently standing or hereafter erected on or contiguous to the boundary line of the land so purchased by the Lessee shall be party walls and each party grants the other a 10-foot easement adjacent to any such party wall for the purpose of inspection, maintenance, repair and replacement thereof and the tying-in of new construction. If the Lessee utilizes any party wall for the purpose of tying-in new construction that will be utilized under common control with the Project, the Lessee may also tie into the utility facilities on the Leased Land for the purpose of serving the new construction and may remove any non-loadbearing wall panels in the party wall; provided, however, that if the property so purchased ceases to be operated under common control with the Project, the Lessee covenants that it will install non-loadbearing wall panels similar in quality to those that have been removed and will provide separate utility services for the new construction. Prior to Payment in Full of the Bonds, no wall may be so utilized by the Lessee unless prior thereto the Issuer has been furnished with a certificate of an Authorized Lessee Representative who is acceptable to the Trustee, stating that the proposed utilization will not impair the usefulness of the Project for the purpose for which it was designed to be used or most recently modified.

     SECTION 11.4. CONVEYANCE ON PURCHASE. At the closing of any purchase pursuant to Article XI or Article XII hereof or pursuant to the exercise of any option to purchase granted herein, the Issuer will upon receipt of the purchase price by it or by the Trustee on its behalf deliver to the Lessee the Quitclaim Deed or similar documents satisfactory to the Lessee conveying to the Lessee title in and to the property with respect to which such obligation or option was exercised, without other warranty of title, subject to the following, (i) those liens and encumbrances (if any) to which such title in and to said property was subject when conveyed to the Issuer, (ii) those liens and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented in writing, (iii) those liens, security interests and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Lease and (iv) Permitted Liens other than the Indenture, the Security Deed and this Lease.

     If at the time the Indenture and the Security Deed have not been satisfied in full, a release by the Trustee from the lien or Security Interest of the Indenture and the Security Deed in the

Property with respect to which such purchase is being consummated shall also be delivered to the Lessee.

     SECTION 11.5. RELATIVE POSITION OF OPTIONS AND INDENTURE. The options respectively granted to the Lessee in this Article, except under Section 11.3 hereof, shall be and remain prior and superior to the Indenture and may be exercised whether or not the Lessee is in default hereunder, provided that such default will not result in nonfulfillment of any condition to the exercise of any such option.

                                  ARTICLE XII

                     OBLIGATIONS OF LESSEE; RIGHTS OF LESSEE

     SECTION 12.1. OBLIGATION TO PURCHASE PROJECT. The Lessee hereby agrees to purchase, and the Issuer hereby agrees to sell, the Issuer's right, title and interest in the Project for Ten Dollars ($10.00) at the expiration or sooner termination of the Lease Term following Payment in Full of the Bonds. At any time subsequent to the expiration or sooner termination of this Lease as aforesaid upon notice to the Issuer by the Lessee, the Issuer shall upon receipt of the purchase price set forth above deliver to the Lessee or cause the Trustee, as the assignee of the Issuer to deliver to the Lessee those documents set forth in Section 11.4 hereof. The obligation specified in this Section shall be and remain prior and superior to the Indenture and the Security Deed and may be exercised whether or not the Lessee is in default hereunder, provided that such default will not result in nonfulfillment of any condition to this right.

     SECTION 12.2. SUCCESSION RIGHTS OF LESSEE. The Issuer and the Lessee hereby agree that, whether or not the options in Article XI or this Article XII have been exercised, the Lessee shall be entitled to succeed to the ownership of the Project upon and after the Payment in Full of the Bonds.

     SECTION 12.3. SECURITY INTEREST OF LESSEE. The Issuer hereby grants to the Lessee a security interest in and lien upon the Issuer's right, title and interest in and to any amounts realized upon the foreclosure sale or exercise of other remedies under the Security Deed not required to satisfy the Indebtedness described therein, and such amounts shall be paid to the Collateral Agent, on behalf of the Lessee, for application in accordance with the terms of the Collateral Agency Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.1. NOTICES. Unless otherwise stated herein, all notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by first class mail or by delivery to physical address, return receipt requested, postage prepaid, addressed as follows or by facsimile with receipt confirmed:

         (a)      If to the Issuer:       Development Authority of Heard County
                                          c/o Glover & Davis
                                          10 Brown Street
                                          Newnan, Georgia 30264-1038
                                          Attention:    A. Mitchell Powell, Esq.
                                          Telephone:   (770) 683-6000
                                          Telecopy:    (770) 683-6010

         (b)      If to the Lessee:       Tenaska Georgia Partners, L.P.
                                           c/o Tenaska, Inc.
                                           1044 N. 115th Street
                                           Suite 400
                                           Omaha, Nebraska  68154-4446
                                           Attention:   Michael F. Lawler
                                           Telephone:   (402) 691-9547
                                           Telecopy:    (402) 691-9550

                  with a copy to:          Nelson, Morrow & Waldron
                                           675 Commercial Federal Tower
                                           2120 S. 72nd Street
                                           Omaha, Nebraska  68124
                                           Attention:    W.C. Nelson, Esq.
                                           Telephone:   (402) 392-2340
                                           Telecopy:    (402) 392-2130

                  and                      Long, Aldridge & Norman
                                           303 Peachtree Street
                                           Suite 5300
                                           Atlanta, Georgia 30308
                                           Attention:   Michael S. Bradley, Esq.
                                           Telephone:   (404) 527-4650
                                           Telecopy:    (404) 527-4198

         (c)      If to the Trustee:       The Chase Manhattan Bank
                                           450 West 33rd Street
                                           15th Floor
                                           New York, New York 10001
                                           Telephone:  (212) 946-7557
                                           Telecopy:   (212) 946-8177
                                           Attention:  Capital Markets Fiduciary
                                                       Services

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer, the Lessee or the Trustee shall be given to each of the others. The Issuer, the Lessee and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     SECTION 13.2. BINDING EFFECT. This Lease shall inure to the benefit of and shall be binding upon the Issuer, the Lessee and their respective successors and assigns.

     SECTION 13.3. SEVERABILITY. If any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     SECTION 13.4. AMOUNTS REMAINING IN BOND FUND. It is agreed by the parties hereto that, subject to and in accordance with the terms and conditions of
Section 6.09 of the Indenture certain surplus moneys remaining in the Bond Fund shall belong to and be paid to the Lessee by the Trustee as an overpayment of rents.

     SECTION 13.5. AMENDMENTS, CHANGES AND MODIFICATIONS; CONSENTS OF COLLATERAL AGENT. (a) Except as otherwise provided in this Lease or in the Indenture, subsequent to the initial issuance of the Bonds and prior to Payment in Full of the Bonds, this Lease may only be amended, changed, modified, altered or terminated upon the written consent of the Collateral Agent, if and to the extent such consent is required under the terms of the Security Documents, and shall be evidenced by the written agreement of the Issuer and the Lessee. Provided the Lessee is not in default with respect to its obligations hereunder, and provided such amendment, modification or alteration will not increase materially the Issuer's obligations hereunder or under any other Financing Documents to which it is a party, the Issuer's consent to any such amendment, modification or alteration and its execution and delivery of a written agreement evidencing the same shall not be unreasonably withheld or delayed.

       (b) Whenever the consent of the Collateral Agent is required for the taking of any action hereunder the Collateral Agent's consent shall be deemed to be given if the Collateral Agent has no corresponding right to consent to such action under the Security Documents.

     SECTION 13.6. EXECUTION COUNTERPARTS. This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 13.7. CAPTIONS. The captions and headings in this Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Lease.

     SECTION 13.8. RECORDING OF LEASE AND SECURITY DEED. This Lease and the Security Deed and every assignment and modification hereof and thereof shall be recorded in the office of the Clerk of the Superior Court of Heard County, Georgia, or in such other office as may be at the time provided by law as the proper place for such recordation.

     SECTION 13.9. LAW GOVERNING CONSTRUCTION OF LEASE. This Lease shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     SECTION 13.10. NET LEASE. This Lease shall be deemed a "net lease", and the Lessee shall pay absolutely net during the Lease Term the rents, revenues and receipts pledged hereunder, without abatement, deduction or set-off other than those herein expressly provided.

     SECTION 13.11. TRUSTEE AS THIRD-PARTY BENEFICIARY. The parties hereto agree that the Trustee shall be entitled to rely on, and shall be a third-party beneficiary of, the terms of this Lease, including without limitation Section
6.9 hereof.

     SECTION 13.12. ESTATE FOR YEARS. This Lease grants to Lessee an estate for years for the term hereof and not a usufroct.

         IN WITNESS WHEREOF, the Issuer and the Lessee have caused this Lease to be executed in their respective names by their duly authorized officers, all as of the date first above written.

                                                     DEVELOPMENT AUTHORITY
                                                     OF HEARD COUNTY

                                                     By:/S/____________________
                                                                 Chairman

(CORPORATE SEAL)

Attest:

/S/__________________________
Secretary

As to the Issuer, signed
sealed and delivered in
the presence of:

/S/_________________________
Witness

/S/_________________________
Notary Public

My commission expires:

(Notarial Seal)

                                     TENASKA GEORGIA PARTNERS, L.P.,
                                     a Delaware Limited Partnership

                                     By:    TENASKA  GEORGIA,  INC.,  a Delaware
                                            Corporation,  its
                                            General Partner

                                     By: /S/____________________________________
                                         Name:  Michael F. Lawler
                                         Title: Vice President of Finance &
                                                Treasurer

As to the Lessee, signed
and sealed in the presence of:

/S/_________________________
Witness

/S/_________________________
Notary Public

My commission expires:

(NOTARIAL SEAL)

                                    EXHIBIT A



                           DESCRIPTION OF LEASED LAND

TRACT A1

     ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOTS 236 & 237 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE;THENCE ALONG THE SOUTHERLY MARGIN OF GEORGE BROWN ROAD SOUTH 74 DEGREES 00 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 877.40 FEET TO A METAL FENCE POST FLUSH WITH THE GROUND;

     THENCE South 72 degrees 48 minutes 00 seconds West for a distance of 405.46 feet to a 12 INCH WOOD POST;

     THENCE North 88 degrees 37 minutes 10 seconds West for a distance of 252.91 feet to a 1/2 INCH REBAR SET ON THE WESTERLY LINE OF A GEORGIA POWER COMPANY RIGHT OF WAY (150 FOOT WIDTH), SAID POINT BEING THE POINT OF BEGINNING FOR THE HEREIN DESCRIBED PARCEL OF LAND.

     THENCE along said westerly line of a Georgia Power Company Right of Way South 05 degrees 00 minutes 38 seconds East for a distance of 1982.75 to a 1/2 INCH REBAR SET ON THE NORTHERLY LIMITS OF THE WETLANDS OF HILLY MILL CREEK;

     THENCE along said westerly line of a Georgia Power Company Right of Way South 05 degrees 00 minutes 38 seconds East for a distance of 191.17 to a POINT IN THE CENTERLINE OF HILLY MILL CREEK;

     THENCE along the centerline of Hilly Mill Creek to the Northwest, more or less, North 46 degrees 21 minutes 20 seconds West for a distance of 66.26 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 78 degrees 13 minutes 26 seconds West for a distance of 274.76 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 53 degrees 56 minutes 11 seconds West for a distance of 188.31 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 26 degrees 05 minutes 05 seconds West for a distance of 142.40 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 74 degrees 59 minutes 42 seconds West for a distance of 170.99 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 53 degrees 11 minutes 27 seconds West for a distance of 280.96 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 65 degrees 46 minutes 02 seconds West for a distance of 101.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE South 56 degrees 23 minutes 59 seconds West for a distance of 162.95 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 80 degrees 36 minutes 29 seconds West for a distance of 406.05 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 29 degrees 13 minutes 39 seconds West for a distance of 496.12 feet to a POINT OF INTERSECTION OF HILLY MILL CREEK AND AN UNNAMED CREEK;

     THENCE along the centerline of the unnamed creek to the Northeast, more or less, North 68 degrees 03 minutes 13 seconds East for a distance of 336.28 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 65 degrees 29 minutes 52 seconds East for a distance of 296.07 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 54 degrees 43 minutes 02 seconds East for a distance of 67.68 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 17 degrees 17 minutes 28 seconds East for a distance of 228.26 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 23 degrees 21 minutes 46 seconds East for a distance of 241.49 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 07 degrees 17 minutes 08 seconds East for a distance of 71.42 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 79 degrees 26 minutes 44 seconds East for a distance of 307.88 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 48 degrees 14 minutes 55 seconds East for a distance of 157.63 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 27 degrees 04 minutes 19 seconds East for a distance of 111.97 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 55 degrees 09 minutes 32 seconds East for a distance of 128.35 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 08 degrees 06 minutes 45 seconds East for a distance of 34.61 feet to an IRON PIN SET IN THE CENTERLINE OF THE CREEK;

     THENCE South 88 degrees 37 minutes 10 seconds East for a distance of 212.86 feet to a 1/2 inch rebar set on the Westerly line of a GEORGIA POWER COMPANY TRANSMISSION LINE RIGHT OF WAY (150 FOOT WIDTH); Said point being the POINT OF BEGINNING.

     Said property contains 46.13 acres, and is that same tract or parcel of land shown as Tract A1 on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176 - 188, in the Office of the Clerk of the Superior Court of Heard County, Georgia.

     TRACT B

     ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOTS 236 & 237 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE;THENCE ALONG THE SOUTHERLY MARGIN OF GEORGE BROWN ROAD SOUTH 74 DEGREES 00 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 877.40 FEET TO A METAL FENCE POST FLUSH WITH THE GROUND;

     THENCE South 01 degrees 19 minutes 00 seconds West for a distance of 902.40 feet to a STEEL FENCE POST;

     THENCE South 01 degrees 36 minutes 50 seconds East for a distance of 321.00 feet to a 1" PIPE;

     THENCE South 00 degrees 28 minutes 16 seconds West for a distance of 802.62 feet to a 1" PIPE;

     THENCE South 00 degrees 43 minutes 57 seconds West for a distance of 291.17 feet to a POINT IN THE CENTERLINE OF HILLY MILL CREEK;

     THENCE along the centerline of Hilly Mill Creek to the Northwest, more or less, North 60 degrees 42 minutes 09 seconds West for a distance of 97.17 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE South 21 degrees 03 minutes 44 seconds West for a distance of 136.80 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 73 degrees 18 minutes 03 seconds West for a distance of 223.86 feet to a POINT AT THE CENTERLINE OF A GEORGIA POWER COMPANY TRANSMISSION LINE RIGHT OF WAY (150 FOOT WIDTH);

     THENCE North 73 degrees 18 minutes 03 seconds West for a distance of 36.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 46 degrees 21 minutes 20 seconds West for a distance of 127.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 78 degrees 13 minutes 26 seconds West for a distance of 274.76 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 53 degrees 56 minutes 11 seconds West for a distance of 188.31 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 26 degrees 05 minutes 05 seconds West for a distance of 142.40 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 74 degrees 59 minutes 42 seconds West for a distance of 170.99 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 53 degrees 11 minutes 27 seconds West for a distance of 280.96 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 65 degrees 46 minutes 02 seconds West for a distance of 101.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE South 56 degrees 23 minutes 59 seconds West for a distance of 162.95 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 80 degrees 36 minutes 29 seconds West for a distance of 406.05 feet to a POINT IN THE CENTERLINE OF THE CREEK;

     THENCE North 29 degrees 13 minutes 39 seconds West for a distance of 496.12 feet to a POINT OF INTERSECTION OF HILLY MILL CREEK AND AN UNNAMED CREEK FROM THE NORTHEAST;

     THENCE South 78 degrees 47 minutes 46 seconds West for a distance of 360.23 feet to a point on the Southern limits of the wetlands of Hilly Mill Creek, Said point being the POINT OF BEGINNING for the herein described parcel of land;

     THENCE along said wetlands limits to the Southeast, more or less, South 53 degrees 54 minutes 27 seconds East for a distance of 76.08 feet to a point;

     THENCE South 45 degrees 43 minutes 13 seconds East for a distance of 63.42 feet to a point;

     THENCE South 37 degrees 54 minutes 40 seconds East for a distance of 63.14 feet to a point;

     THENCE South 12 degrees 38 minutes 55 seconds West for a distance of 96.50 feet to a point;

     THENCE South 31 degrees 53 minutes 23 seconds West for a distance of 54.60 feet to a point;

     THENCE South 41 degrees 48 minutes 24 seconds West for a distance of 62.60 feet to a point;

     THENCE South 08 degrees 50 minutes 54 seconds West for a distance of 30.89 feet to a point;

     THENCE South 73 degrees 19 minutes 07 seconds East for a distance of 59.72 feet to a point;

     THENCE North 74 degrees 25 minutes 30 seconds East for a distance of 60.24 feet to a point;

     THENCE North 47 degrees 07 minutes 32 seconds East for a distance of 33.85 feet to a point;

     THENCE North 03 degrees 16 minutes 22 seconds East for a distance of 30.45 feet to a point;

     THENCE South 61 degrees 11 minutes 13 seconds East for a distance of 29.26 feet to a point;

     THENCE South 43 degrees 42 minutes 16 seconds East for a distance of 44.52 feet to a point;

     THENCE South 49 degrees 16 minutes 16 seconds East for a distance of 57.00 feet to a point;

     THENCE South 30 degrees 34 minutes 48 seconds East for a distance of 65.93 feet to a point;

     THENCE South 24 degrees 24 minutes 28 seconds East for a distance of 47.19 feet to a point;

     THENCE South 21 degrees 50 minutes 49 seconds East for a distance of 58.28 feet to a point;

         THENCE South 24 degrees 09 minutes 26 seconds East for a distance of
79.36 feet to a point;

         THENCE South 27 degrees 37 minutes 37 seconds East for a distance of
52.90 feet to a point;

         THENCE South 45 degrees 45 minutes 34 seconds East for a distance of
37.07 feet to a point;

         THENCE North 35 degrees 31 minutes 29 seconds East for a distance of
32.07 feet to a point;

         THENCE South 37 degrees 21 minutes 56 seconds East for a distance of
38.13 feet to a point;

         THENCE South 15 degrees 07 minutes 14 seconds East for a distance of
55.08 feet to a point;

         THENCE South 49 degrees 21 minutes 23 seconds East for a distance of
41.61 feet to a point;

         THENCE South 10 degrees 21 minutes 54 seconds East for a distance of
66.83 feet to a point;

         THENCE South 28 degrees 17 minutes 29 seconds West for a distance of
51.89 feet to a point;

         THENCE South 04 degrees 18 minutes 43 seconds West for a distance of
78.67 feet to a point;

         THENCE South 06 degrees 56 minutes 49 seconds West for a distance of
56.79 feet to a point;

         THENCE South 07 degrees 48 minutes 12 seconds West for a distance of
48.18 feet to a point;

         THENCE South 35 degrees 36 minutes 30 seconds West for a distance of
63.01 feet to a point;

         THENCE South 03 degrees 06 minutes 41 seconds West for a distance of
49.25 feet to a point;

         THENCE leaving said wetlands limits, North 65 degrees 01 minutes 43 seconds West for a distance of 98.87 feet to a point;

         THENCE North 11 degrees 02 minutes 41 seconds East for a distance of
230.45 feet to a point;

         THENCE North 11 degrees 13 minutes 13 seconds West for a distance of
121.54 feet to a point;

         THENCE North 38 degrees 58 minutes 52 seconds West for a distance of
121.90 feet to a point;

         THENCE North 23 degrees 10 minutes 22 seconds West for a distance of
116.83 feet to a point;

         THENCE North 27 degrees 01 minutes 41 seconds West for a distance of
102.77 feet to a point;

         THENCE North 44 degrees 31 minutes 22 seconds West for a distance of
55.85 feet to a point;

         THENCE South 70 degrees 40 minutes 56 seconds West for a distance of
73.31 feet to a point;

         THENCE South 71 degrees 22 minutes 08 seconds West for a distance of
120.59 feet to a point;

         THENCE North 27 degrees 11 minutes 02 seconds West for a distance of
173.06 feet to a point;

         THENCE North 06 degrees 27 minutes 30 seconds East for a distance of
58.98 feet to a point;

         THENCE North 40 degrees 46 minutes 01 seconds East for a distance of
132.31 feet to a point;

         THENCE North 01 degrees 41 minutes 21 seconds West for a distance of
32.15 feet to a point;

         THENCE North 42 degrees 40 minutes 25 seconds West for a distance of
132.37 feet to a point;

         THENCE North 47 degrees 57 minutes 38 seconds East for a distance of
97.57 feet to the POINT OF BEGINNING.

         Said property contains 3.84 acres more or less and is that same tract or parcel of land shown as Tract B on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176 - 188, in the Office of the Clerk of the Superior Court of Heard County, Georgia.

         TRACT C

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOT 236 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE;THENCE ALONG THE SOUTHERLY MARGIN OF GEORGE BROWN ROAD SOUTH 74 DEGREES 00 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 877.40 FEET TO A METAL FENCE POST FLUSH WITH THE GROUND;

         THENCE South 01 degrees 19 minutes 00 seconds West for a distance of
902.40 feet to a STEEL FENCE POST;

         THENCE South 01 degrees 36 minutes 50 seconds East for a distance of
321.00 feet to a 1" PIPE;

         THENCE South 00 degrees 28 minutes 16 seconds West for a distance of
802.62 feet to a 1" PIPE;

         THENCE South 00 degrees 43 minutes 57 seconds West for a distance of
291.17 feet to a POINT IN THE CENTERLINE OF HILLY MILL CREEK;

         THENCE South 01 degrees 18 minutes 40 seconds West for a distance of
32.38 feet to a point;

         THENCE South 02 degrees 18 minutes 34 seconds West for a distance of
978.06 feet to a point on the Southerly limits of the Wetlands of Hilly Mill Creek, said point being the POINT OF BEGINNING for the herein described parcel of land.

         THENCE South 02 degrees 18 minutes 34 seconds West for a distance of
84.64 feet to a 3/4" PIPE;

         THENCE South 01 degrees 21 minutes 15 seconds West for a distance of
12.03 feet to a point;

         THENCE North 72 degrees 59 minutes 23 seconds West for a distance of
97.41 feet to a point;

         THENCE North 28 degrees 40 minutes 02 seconds West for a distance of
114.55 feet to a point;

         THENCE North 62 degrees 08 minutes 04 seconds West for a distance of
184.99 feet to a point;

         THENCE North 63 degrees 50 minutes 09 seconds West for a distance of
166.92 feet to a point;

         THENCE North 64 degrees 00 minutes 12 seconds West for a distance of
173.39 feet to a point;

         THENCE North 87 degrees 49 minutes 10 seconds West for a distance of
111.55 feet to a point;

         THENCE North 66 degrees 04 minutes 51 seconds West for a distance of
158.94 feet to a point;

         THENCE North 66 degrees 19 minutes 50 seconds West for a distance of
121.59 feet to a point;

         THENCE North 53 degrees 03 minutes 38 seconds West for a distance of
186.45 feet to a point;

         THENCE North 44 degrees 18 minutes 22 seconds West for a distance of
163.48 feet to a point;

         THENCE North 56 degrees 31 minutes 54 seconds West for a distance of
127.08 feet to a point;

         THENCE North 49 degrees 42 minutes 26 seconds West for a distance of
110.80 feet to a point;

         THENCE South 63 degrees 26 minutes 27 seconds West for a distance of
73.93 feet to a point;

         THENCE South 34 degrees 43 minutes 18 seconds West for a distance of
155.58 feet to a point;

         THENCE North 65 degrees 01 minutes 43 seconds West for a distance of
125.76 feet to a point on the Southerly Wetland limits of Hilly Mill Creek;

         THENCE along said Wetland Limits to the Southeast, more or Less, North 19 degrees 07 minutes 29 seconds East for a distance of 19.11 feet to a point;

         THENCE North 11 degrees 12 minutes 10 seconds East for a distance of
55.36 feet to a point;

         THENCE North 59 degrees 47 minutes 00 seconds East for a distance of
61.82 feet to a point;

         THENCE North 46 degrees 30 minutes 17 seconds East for a distance of
108.43 feet to a point;

         THENCE North 51 degrees 07 minutes 59 seconds East for a distance of
99.18 feet to a point;

         THENCE North 78 degrees 57 minutes 49 seconds East for a distance of
32.52 feet to a point;

         THENCE South 66 degrees 51 minutes 15 seconds East for a distance of
88.50 feet to a point;

         THENCE South 51 degrees 09 minutes 25 seconds East for a distance of
75.29 feet to a point;

         THENCE South 42 degrees 38 minutes 23 seconds East for a distance of
82.73 feet to a point;

         THENCE South 66 degrees 04 minutes 46 seconds East for a distance of
88.97 feet to a point;

         THENCE South 32 degrees 53 minutes 29 seconds East for a distance of
60.69 feet to a point;

         THENCE South 62 degrees 19 minutes 25 seconds East for a distance of
64.45 feet to a point;

         THENCE South 34 degrees 53 minutes 35 seconds East for a distance of
38.63 feet to a point;

         THENCE South 36 degrees 35 minutes 41 seconds East for a distance of
74.06 feet to a point;

         THENCE South 55 degrees 19 minutes 31 seconds East for a distance of
73.40 feet to a point;

         THENCE South 57 degrees 46 minutes 00 seconds East for a distance of
45.12 feet to a point;

         THENCE North 39 degrees 42 minutes 35 seconds East for a distance of
48.51 feet to a point;

         THENCE South 26 degrees 49 minutes 36 seconds East for a distance of
66.09 feet to a point;

         THENCE South 63 degrees 22 minutes 19 seconds East for a distance of
81.30 feet to a point;

         THENCE South 60 degrees 12 minutes 05 seconds East for a distance of
47.15 feet to a point;

         THENCE North 76 degrees 42 minutes 50 seconds East for a distance of
37.29 feet to a point;

         THENCE South 67 degrees 38 minutes 47 seconds East for a distance of
104.31 feet to a point;

         THENCE South 58 degrees 01 minutes 02 seconds East for a distance of
94.01 feet to a point;

         THENCE South 73 degrees 39 minutes 40 seconds East for a distance of
90.45 feet to a point;

         THENCE South 46 degrees 08 minutes 36 seconds East for a distance of
73.29 feet to a point;

         THENCE South 68 degrees 34 minutes 52 seconds East for a distance of
80.11 feet to a point;

         THENCE South 72 degrees 11 minutes 52 seconds East for a distance of
174.98 feet to a point;

         THENCE South 74 degrees 05 minutes 22 seconds East for a distance of
25.78 feet to a point;

         THENCE South 51 degrees 26 minutes 02 seconds East for a distance of
43.79 feet to a point;

         THENCE South 09 degrees 58 minutes 33 seconds East for a distance of
54.59 feet to a point;

         THENCE South 45 degrees 04 minutes 30 seconds East for a distance of
50.75 feet to a point;

         THENCE South 55 degrees 48 minutes 09 seconds East for a distance of
59.24 feet to the POINT OF BEGINNING.

          Said property contains 5.13 acres more or less and is that same tract or parcel of land shown as Tract C on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176 - 188, in the Office of the Clerk of the Superior Court of Heard County, Georgia.

         TRACT D

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOTS 236 & 237 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE;THENCE ALONG THE SOUTHERLY MARGIN OF GEORGE BROWN ROAD SOUTH 74 DEGREES 00 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 877.40 FEET TO A METAL FENCE POST FLUSH WITH THE GROUND;

         THENCE South 01 degrees 19 minutes 00 seconds West for a distance of
902.40 feet to a STEEL FENCE POST;

         THENCE South 01 degrees 36 minutes 50 seconds East for a distance of
321.00 feet to a 1" PIPE;

         THENCE South 00 degrees 28 minutes 16 seconds West for a distance of
802.62 feet to a 1" PIPE;

         THENCE South 00 degrees 43 minutes 57 seconds West for a distance of
291.17 feet to a POINT IN THE CENTERLINE OF HILLY MILL CREEK; SAID POINT BEING THE POINT OF BEGINNING FOR THE HEREIN DESCRIBED PARCEL OF LAND.

         THENCE along the centerline of Hilly Mill Creek to the Northwest, more or less, North 60 degrees 42 minutes 09 seconds West for a distance of 97.17 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE South 21 degrees 03 minutes 44 seconds West for a distance of
136.80 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 73 degrees 18 minutes 03 seconds West for a distance of
223.86 feet to a POINT AT THE CENTERLINE OF A GEORGIA POWER COMPANY TRANSMISSION LINE RIGHT OF WAY (150 FOOT WIDTH);

         THENCE North 73 degrees 18 minutes 03 seconds West for a distance of
36.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 46 degrees 21 minutes 20 seconds West for a distance of
127.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 78 degrees 13 minutes 26 seconds West for a distance of
274.76 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 53 degrees 56 minutes 11 seconds West for a distance of
188.31 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 26 degrees 05 minutes 05 seconds West for a distance of
142.40 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 74 degrees 59 minutes 42 seconds West for a distance of
170.99 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 53 degrees 11 minutes 27 seconds West for a distance of
280.96 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 65 degrees 46 minutes 02 seconds West for a distance of
101.90 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE South 56 degrees 23 minutes 59 seconds West for a distance of
162.95 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 80 degrees 36 minutes 29 seconds West for a distance of
406.05 feet to a POINT IN THE CENTERLINE OF THE CREEK;

         THENCE North 29 degrees 13 minutes 39 seconds West for a distance of
496.12 feet to a POINT OF INTERSECTION OF HILLY MILL CREEK AND AN UNNAMED CREEK FROM THE NORTHEAST;

         THENCE South 78 degrees 47 minutes 46 seconds West for a Distance of
360.23 feet to a point on the Southern limits of the wetlands of Hilly Mill
Creek;

         THENCE along said wetlands limits to the Southeast, more or less, South 53 degrees 54 minutes 27 seconds East for a distance of 76.08 feet to a point;

         THENCE South 45 degrees 43 minutes 13 seconds East for a distance of
63.42 feet to a point;

         THENCE South 37 degrees 54 minutes 40 seconds East for a distance of
63.14 feet to a point;

         THENCE South 12 degrees 38 minutes 55 seconds West for a distance of
96.50 feet to a point;

         THENCE South 31 degrees 53 minutes 23 seconds West for a distance of
54.60 feet to a point;

         THENCE South 41 degrees 48 minutes 24 seconds West for a distance of
62.60 feet to a point;

         THENCE South 08 degrees 50 minutes 54 seconds West for a distance of
30.89 feet to a point;

         THENCE South 73 degrees 19 minutes 07 seconds East for a distance of
59.72 feet to a point;

         THENCE North 74 degrees 25 minutes 30 seconds East for a distance of
60.24 feet to a point;

         THENCE North 47 degrees 07 minutes 32 seconds East for a distance of
33.85 feet to a point;

         THENCE North 03 degrees 16 minutes 22 seconds East for a distance of
30.45 feet to a point;

         THENCE South 61 degrees 11 minutes 13 seconds East for a distance of
29.26 feet to a point;

         THENCE South 43 degrees 42 minutes 16 seconds East for a distance of
44.52 feet to a point;

         THENCE South 49 degrees 16 minutes 16 seconds East for a distance of
57.00 feet to a point;

         THENCE South 30 degrees 34 minutes 48 seconds East for a distance of
65.93 feet to a point;

         THENCE South 24 degrees 24 minutes 28 seconds East for a distance of
47.19 feet to a point;

         THENCE South 21 degrees 50 minutes 49 seconds East for a distance of
58.28 feet to a point;

         THENCE South 24 degrees 09 minutes 26 seconds East for a distance of
79.36 feet to a point;

         THENCE South 27 degrees 37 minutes 37 seconds East for a distance of
52.90 feet to a point;

         THENCE South 45 degrees 45 minutes 34 seconds East for a distance of
37.07 feet to a point;

         THENCE North 35 degrees 31 minutes 29 seconds East for a distance of
32.07 feet to a point;

         THENCE South 37 degrees 21 minutes 56 seconds East for a distance of
38.13 feet to a point;

         THENCE South 15 degrees 07 minutes 14 seconds East for a distance of
55.08 feet to a point;

         THENCE South 49 degrees 21 minutes 23 seconds East for a distance of
41.61 feet to a point;

         THENCE South 10 degrees 21 minutes 54 seconds East for a distance of
66.83 feet to a point;

         THENCE South 28 degrees 17 minutes 29 seconds West for a distance of
51.89 feet to a point;

         THENCE South 04 degrees 18 minutes 43 seconds West for a distance of
78.67 feet to a point;

         THENCE South 06 degrees 56 minutes 49 seconds West for a distance of
56.79 feet to a point;

         THENCE South 07 degrees 48 minutes 12 seconds West for a distance of
48.18 feet to a point;

         THENCE South 35 degrees 36 minutes 30 seconds West for a distance of
63.01 feet to a point;

         THENCE South 03 degrees 06 minutes 41 seconds West for a distance of
49.25 feet to a point;

         THENCE across an unnamed creek and wetlands area which intersects from the Southwest, South 65 degrees 01 minutes 43 seconds East for a distance of
394.79 feet to a point;

         THENCE continuing along said wetlands limit, North 19 degrees 07 minutes 29 seconds East for a distance of 19.11 feet to a point;

         THENCE North 11 degrees 12 minutes 10 seconds East for a distance of
55.36 feet to a point;

         THENCE North 59 degrees 47 minutes 00 seconds East for a distance of
61.82 feet to a point;

         THENCE North 46 degrees 30 minutes 17 seconds East for a distance of
108.43 feet to a point;

         THENCE North 51 degrees 07 minutes 59 seconds East for a distance of
99.18 feet to a point;

         THENCE North 78 degrees 57 minutes 49 seconds East for a distance of
32.52 feet to a point;

         THENCE South 66 degrees 51 minutes 15 seconds East for a distance of
88.50 feet to a point;

         THENCE South 51 degrees 09 minutes 25 seconds East for a distance of
75.29 feet to a point;

         THENCE South 42 degrees 38 minutes 23 seconds East for a distance of
82.73 feet to a point;

         THENCE South 66 degrees 04 minutes 46 seconds East for a distance of
88.97 feet to a point;

         THENCE South 32 degrees 53 minutes 29 seconds East for a distance of
60.69 feet to a point;

         THENCE South 62 degrees 19 minutes 25 seconds East for a distance of
64.45 feet to a point;

         THENCE South 34 degrees 53 minutes 35 seconds East for a distance of
38.63 feet to a point;

         THENCE South 36 degrees 35 minutes 41 seconds East for a distance of
74.06 feet to a point;

         THENCE South 55 degrees 19 minutes 31 seconds East for a distance of
73.40 feet to a point;

         THENCE South 57 degrees 46 minutes 00 seconds East for a distance of
45.12 feet to a point;

         THENCE North 39 degrees 42 minutes 35 seconds East for a distance of
48.51 feet to a point;

         THENCE South 26 degrees 49 minutes 36 seconds East for a distance of
66.09 feet to a point;

         THENCE South 63 degrees 22 minutes 19 seconds East for a distance of
81.30 feet to a point;

         THENCE South 60 degrees 12 minutes 05 seconds East for a distance of
47.15 feet to a point;

         THENCE North 76 degrees 42 minutes 50 seconds East for a distance of
37.29 feet to a point;

         THENCE South 67 degrees 38 minutes 47 seconds East for a distance of
104.31 feet to a point;

         THENCE South 58 degrees 01 minutes 02 seconds East for a distance of
94.01 feet to a point;

         THENCE South 73 degrees 39 minutes 40 seconds East for a distance of
90.45 feet to a point;

         THENCE South 46 degrees 08 minutes 36 seconds East for a distance of
73.29 feet to a point;

         THENCE South 68 degrees 34 minutes 52 seconds East for a distance of
80.11 feet to a point;

         THENCE South 72 degrees 11 minutes 52 seconds East for a distance of
174.98 feet to a point;

         THENCE South 74 degrees 05 minutes 22 seconds East for a distance of
25.78 feet to a point;

         THENCE South 51 degrees 26 minutes 02 seconds East for a distance of
43.79 feet to a point;

         THENCE South 09 degrees 58 minutes 33 seconds East for a distance of
54.59 feet to a point;

         THENCE South 45 degrees 04 minutes 30 seconds East for a distance of
50.75 feet to a point;

         THENCE South 55 degrees 48 minutes 09 seconds East for a distance of
59.24 feet to a point;

         THENCE North 02 degrees 18 minutes 34 seconds East for a distance of
978.06 feet to a point;

         THENCE North 01 degrees 18 minutes 40 seconds East for a distance of
32.38 feet to the POINT OF BEGINNING.

         Said property contains 43.03 acres more or less and is that same tract or parcel of land shown as Tract D on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176 - 188, in the Office of the Clerk of the Superior Court of Heard County, Georgia.

         TRACT G

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOT 236 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE;THENCE ALONG THE SOUTHERLY MARGIN OF GEORGE BROWN ROAD SOUTH 74 DEGREES 00 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 877.40 FEET TO A METAL FENCE POST FLUSH WITH THE GROUND;

         THENCE South 01 degrees 19 minutes 00 seconds West for a distance of
902.40 feet to a STEEL FENCE POST;

         THENCE South 01 degrees 36 minutes 50 seconds East for a distance of
321.00 feet to a 1" PIPE;

         THENCE South 00 degrees 28 minutes 16 seconds West for a distance of
802.62 feet to a 1" PIPE;

         THENCE South 00 degrees 43 minutes 57 seconds West for a distance of
291.17 feet to a POINT IN THE CENTERLINE OF HILLY MILL CREEK;

         THENCE South 01 degrees 18 minutes 40 seconds West for a distance of
32.38 feet to a point;

         THENCE South 02 degrees 18 minutes 34 seconds West for a distance of
978.06 feet to a point on the Southerly limits of the Wetlands of Hilly Mill Creek;

         THENCE South 02 degrees 18 minutes 34 seconds West for a distance of
84.64 feet to a 3/4 inch pipe;

         THENCE South 01 degrees 21 minutes 15 seconds West for a distance of
12.03 feet;

         THENCE South 01 degrees 21 minutes 15 seconds West for a distance of
140.19 feet to a Painted Rock;

         THENCE North 88 degrees 57 minutes 38 Seconds West for a distance of 1520.84 feet to a point, said point being the POINT OF BEGINNING for the herein described parcel of land.

         THENCE North 88 degrees 57 minutes 38 seconds West for a distance of
177.75 feet to point;

         THENCE North 03 degrees 30 minutes 04 seconds West for a distance of
82.45 feet to a point;

         THENCE North 45 degrees 03 minutes 01 seconds East for a distance of
639.20 feet to a point;

         THENCE North 19 degrees 13 minutes 55 seconds East for a distance of
52.57 feet to a point;

         THENCE North 70 degrees 46 minutes 05 seconds West for a distance of
175.00 feet to a point;

         THENCE North 19 degrees 13 minutes 55 seconds East for a distance of
150.00 feet to a point;

         THENCE South 70 degrees 46 minutes 05 seconds East for a distance of
175.00 feet to a point;

         THENCE North 19 degrees 13 minutes 55 seconds East for a distance of
25.93 feet to a point;

         THENCE South 44 degrees 18 minutes 22 seconds East for a distance of
63.80 feet to a point;

         THENCE South 53 degrees 03 minutes 38 seconds East for a distance of
18.78 feet to a point;

         THENCE South 19 degrees 13 minutes 55 seconds West for a distance of
211.55 feet to a point;

         THENCE South 45 degrees 03 minutes 01 seconds West for a distance of
11.80 feet to a point;

         THENCE along a curve to the right having a radius of 3600.00 feet, a central angle of 09 degrees 21 minutes 08 seconds, an Arc length of 587.61 feet, and subtended by a chord bearing South 33 degrees 47 minutes 14 seconds West for a distance of 586.96 feet to the POINT OF BEGINNING.

Said property contains 3.16 acres more or less and is that same tract or parcel of land shown as Tract G on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised November 4, 1999, and recorded in Plat Book 10, Pages 176 - 188, in the Office of the Clerk of the Superior Court of Heard County, Georgia.

                                    EXHIBIT B

                         DESCRIPTION OF LEASED EQUIPMENT

I.       GENERAL

The Leased Equipment consists of all machinery, equipment and related personal property from time to time located in the Building or on the Leased Land and tagged or otherwise identified to reflect such ownership.

II.      SWITCHYARD EQUIPMENT

The Switchyard Equipment consists of the following pieces of Leased Equipment:

         (a) Two 500kV connections to the existing Wansley-Forston 500kV transmission line.

         (b) One 500kV ring bus with three 500kV line circuit breakers complete with disconnect switches, relaying and controls.

         (c) Three 500kV disconnect devices for generator's high side step-up transformers.

         (d) Protective relaying equipment located off-site at the Wansley substation.

         (e) Protective relaying equipment located off-site at the Fortson substation.

                                    EXHIBIT C

                                 PROJECT SUMMARY

         The following is a brief summary of the Project and certain agreements relating thereto prepared by the Lessee, which summary may be modified, amended or supplemented by the Lessee from time to time in accordance with the terms hereof and of the other Financing Documents.

         OVERVIEW. The Facility is expected to be a 936 megawatt ("MW") (nominal summer rating) natural gas-fired simple-cycle electric generating plant. It will be located on a site near Georgia State Highway 34 in Heard County, Georgia, approximately 40 miles southwest of Atlanta (the "Facility Site"). The Facility will use natural gas to produce electric energy and will use fuel oil as a back-up fuel. The Lessee expects the Facility to serve as a peaking facility, operating primarily during the summer months with very low capacity factors during the remainder of the year. Pursuant to a 29-year Power Purchase Agreement dated August 24, 1999 (the "Power Purchase Agreement"), the Lessee will sell all of the Facility's net capacity and electrical output to PECO Energy Company ("PECO") and PECO will provide the Lessee with natural gas and fuel oil. Pursuant to a lump sum, fixed-price, date-certain contract (the "EPC Contract"), Zachry Construction Corporation (the "EPC Contractor") will provide engineering, procurement and construction services with respect to the Facility and its related electric interconnection facilities. Pursuant to a Contract for Purchase, dated August 27, 1999 (the "Turbine Contract") General Electric Company will provide six PG7241 (FA) heavy-duty single shaft gas turbine-generators that will be used to produce the electric energy at the Facility. On the date of issuance of the Bonds, the right to acquire the turbine-generators (hereinafter referred to as the "Units") under the Turbine Contract will be assigned to the EPC Contractor, who will acquire the Units as a part of its obligations under the EPC Contract. Pursuant to a Long Term Parts and Long Term Service Contract (the "LTSA") with General Electric International Inc. ("GEI"), GEI will provide long-term parts and servicing with respect to major parts replacement and repair, inspection and overhaul services for the Units. Certain other operations and maintenance services for the Project will be provided by Tenaska Operations, Inc. under an Operations and Maintenance Agreement (the "O&M Agreement"). Tenaska Operations, Inc. is referred to herein as the "Operator."

         FACILITY SITE. The Facility Site lies in the middle of the Southern Company transmission system, which extends from Mississippi to South Carolina and from Tennessee to Florida. According to an analysis of the Southeast U.S. power market prepared for the Lessee by Resource Data International, Inc. ("RDI"), the Project has many strong competitive advantages including direct access to additional power markets beyond Georgia via relatively strong transmission links into the TVA, Virginia and Southwest Power Pool markets, and ready access to competitively-priced gas supply from a diversified range of sources through an extensive interstate gas pipeline transmission system. In addition, according to RDI, the Project represents a low cost, highly competitive and much needed peaking resource for the growing Southeastern power market.

         Tenaska, Inc., the current owner of the 101-acre Facility Site, will convey it to the Lessee concurrently with the issuance of the Bonds, and the Lessee will transfer it, together with related easements held by the Lessee, to the Issuer. In addition, Tenaska, Inc. will, at the same time, grant the Lessee a lease of a nearby 13-acre area for laydown of material and equipment during construction. This lease will remain in effect through the end of Project construction. Tenaska, Inc. will also grant to the Lessee an option to acquire certain land adjacent to the Facility Site. This land, together with a portion of the Facility Site, will be the site at which the interconnection facilities will be installed to interconnect the Facility with the transmission grid and will be transferred by deed, ground lease, license or other conveyance to Georgia Power Company ("GPC"), as owner of such facilities.

         THE FACILITY. The Facility will include six Units. Each Unit contains an enclosed inlet air filter, evaporative cooler, air compressor, dual fuel combustion system, power turbine, 3,600 rpm 60 Hz generator and auxiliary systems. In each of the Units, atmospheric air and water are delivered into the turbine combustion chamber for NOx control when firing fuel oil. Fuel oil operation is limited by the air permit to 57 million gallons in any consecutive 12 month period and is expected to occur only when natural gas is not available. The Units can be fueled by either natural gas or fuel oil, and will be capable of switching fuels on-line at reduced load.

         POWER PURCHASE AGREEMENT. The Lessee's Power Purchase Agreement ("PPA") with PECO provides for completion of the Facility in two stages of three Units each. The base term of the PPA expires 29 years after the first three Units are operational. The first three Units are scheduled to be operational on June 1, 2001. The second three Units are scheduled to be operational on June 1, 2002. These dates are subject to adjustment to a limited extent in the case of a force majeure event. PECO is responsible for supplying all the natural gas and fuel oil necessary to fulfill the Lessee's obligations under the Power Purchase Agreement. PECO will have the ability to dispatch any Unit upon such Unit achieving operational status.

         All of the capacity and energy produced by the Facility is committed to be sold to PECO, except for electricity that is used for the Facility's own energy needs. The PPA provides for certain fixed payments (subject to off-setting payments by us to PECO for reduced availability), an availability incentive bonus and certain variable payments. The Lessee expects that such fixed payments, which are payable whether or not PECO chooses to dispatch any of the Units, will be adequate to cover the Lessee's debt service and fixed operating and maintenance costs and to provide the Lessee with a return on equity.

         EPC CONTRACT. Under the Lessee's EPC Contract, the Lessee is obligated to pay a fixed price of $229,064,832 (including the cost of the Units under the Turbine Contract) to Zachry Construction Corporation for the construction of the Facility and its related electric interconnection facilities (subject to increase for scope changes) (the "Guaranteed Lump Sum Price"). More than 70% of the value of the EPC Contract is represented by the cost of the Units purchased under the Turbine Contract. Construction of the Facility is scheduled to commence in December 1999. The EPC Contract contains liquidated damages provisions for late completion and for failure to meet certain performance guarantees. The EPC Contractor's aggregate liability for liquidated damages for such late completion and for failure to meet such performance guarantees is limited to 30% of the Guaranteed Lump Sum Price. On September 10, 1999, the Lessee delivered to the EPC Contractor a limited notice to proceed which authorized the commencement of geotechnical investigations and engineering and procurement activities by the EPC Contractor. The Lessee expects to deliver to the EPC Contractor full notice to proceed on the date of issuance of the Bonds. The EPC Contractor's obligations under the EPC Contract will be guaranteed by its parent company, H.B. Zachry Company. The EPC Contractor will also provide a payment and performance bond in the amount of the Guaranteed Lump Sum Price issued by United States Fidelity and Guaranty Company.

         TURBINE CONTRACT. Tenaska Georgia I, L.P. had previously acquired rights to purchase the Units from GE. The Turbine Contract has been assigned to the EPC Contractor as cost, resulting in approximately $33.6 million in savings over recent market prices. As assignee of the Turbine Contract, the EPC Contractor will acquire the Units. The Turbine Contract requires the Units to be delivered in installments beginning September 30, 2000 and continuing through December 15, 2001. GE will be obligated to pay damages to the EPC Contractor (i) for unexcused late delivery of the Units and (ii) if the performance of the Units is not as required under the Turbine Contract. GE will also issue certain warranties in connection with the performance of the Units.

         LONG TERM PARTS AND LONG TERM SERVICE CONTRACT. This agreement with GEI provides the Lessee with long-term maintenance services with respect to the Units and covers major parts replacement and repair, inspection and overhaul services for the Units. Pursuant to this agreement, GEI is obligated to provide certain long-term guarantees on the performance availability of the Units.

         OPERATIONS AND MAINTENANCE AGREEMENT. The Lessee entered into the O&M Agreement with the Operator on September 10, 1999 for the operation and maintenance of the Project. The O&M Agreement has a term of 29 years from the date of commercial operation of the first three Units. The Operator is obligated to provide all services necessary for the safe and reliable start-up, commissioning, operation and maintenance of the Project. The Operator will be compensated with a fixed management fee and an incentive fee, with an availability adjustment based on performance.

         The Operator is organized under Delaware law and is a wholly-owned subsidiary of Tenaska, Inc. The Operator was formed to provide operations and maintenance services to electric generating facilities in which affiliates of Tenaska, Inc. have an interest. Pursuant to the O&M Agreement, the Operator is obligated to provide initial startup support for the Project prior to the date of commercial operation of the first three Units, operate and maintain the first three Units once they achieve commercial operation and operate and maintain the completed Project. The Operator is obligated to provide skilled personnel, procedures, training, administrative, management, and professional and technical services necessary for the safe and reliable start-up, commissioning, operation and maintenance of the Project.

         FUEL ARRANGEMENTS. PECO is obligated to supply the Lessee with all the fuel necessary to produce electric energy for PECO. The Lessee has entered into the Interconnect, Reimbursement and Operating Agreement with Transcontinental Gas Pipe Line Corporation ("Transco"), on August 18, 1999 (the "Gas Interconnect Agreement"). Under this agreement, Transco will install and own metering facilities for an interconnection between Transco's pipeline and a lateral gas pipeline to be constructed to deliver to deliver natural gas from this interconnection point to the Facility Site. The gas pipeline will be part of the property owned by the Issuer and leased to the Lessee and will be designed, constructed and installed pursuant to a $2.3 million Fixed Price Engineering, Procurement and Construction Contract between the Lessee and Willbros Engineers, Inc., dated September 23, 1999.

         Fuel oil will be delivered to the Facility Site by truck and stored in a 165,000 barrel storage tank. We expect this quantity to be sufficient to operate all available Units for over 80 hours at full capacity. Four fuel oil unloading stations will be constructed to enable the Facility to operate on fuel oil for extended periods of time, should the need arise, subject to air permit restrictions.

         ELECTRIC INTERCONNECTION ARRANGEMENTS. The Facility will be interconnected to the Georgia Integrated Transmission System ("GITS") pursuant to the Interconnection Agreement (the "GPC Interconnection Agreement") with GPC. The interconnection facilities, which will be designed, procured and constructed under the EPC Contract, will consist of equipment operating at 500 kV at the high-side of the step-up transformers, and will include a new 500 kV substation and modification of the Wansley to Fortson 500 kV transmission line. The GITS consists of the aggregate of the Georgia transmission assets of GPC, Georgia Transmission Corporation ("GTC") and two other participants, and was created through bilateral contracts between GPC on the one hand, and each of the other three participants on the other hand. The point of interconnection of our Facility is on a portion of the GITS owned and maintained by GTC.

         WATER AND WASTEWATER ARRANGEMENTS. The Facility will require water to operate the evaporative coolers of the generators and to operate the Units on fuel oil. The Lessee will purchase water from the Heard County Water Authority (the "Water Authority") under the Water Purchase Agreement, dated as of February 25, 1999 (the "Water Agreement"). The Water Agreement has a term of 30 years. The Lessee expects that the water in the storage tanks combined with the 350 gallons per minute of water supplied by the Water Authority pursuant to the Water Agreement will provide sufficient water to operate the Units on fuel oil for approximately 160 hours over a two-week period. A small amount of wastewater will be produced when the evaporative coolers are used or when fuel oil is fired. Such wastewater will be discharged into Hilly Mill Creek under the Lessee's wastewater discharge permit.

         LEASE AGREEMENT. Simultaneously with the issuance of the Bonds, the Lessee will enter into the Lease Agreement with the Issuer (the "Lease Agreement"). Under the Lease Agreement, the Issuer will lease the Facility, the Facility Site and certain related infrastructure facilities and easements to the Lessee and the Lessee agrees to make rent payments sufficient to pay, when due, the principal of and interest on the Bonds together with certain other payments which may be retained by the Issuer or paid by the Issuer to Heard County. In addition, the Lessee will guarantee the payment obligations of the Issuer on the Bonds (the "Guaranty").

         AD VALOREM TAX AGREEMENT. The Lessee has entered into the Ad Valorem Taxation Agreement with the Board of Commissioners of Heard County and the Board of Tax Assessors of Heard County (the "Tax Agreement"). While the Tax Agreement is in effect, the Facility will not be subject to ad valorem taxation because it will be owned by the Authority. However, our leasehold interest will be subject to ad valorem taxes. The Tax Agreement sets forth how our interest under the Lease Agreement will be valued before the completion of construction, and for the 20 year period following the year in which the Facility is completed

                                    EXHIBIT D


                                      FORM


                                       OF



                         QUITCLAIM DEED AND BILL OF SALE




                                 by and between




                      DEVELOPMENT AUTHORITY OF HEARD COUNTY

                                       and

                         TENASKA GEORGIA PARTNERS, L.P.







                             Dated ________ 1, 1999

                         QUITCLAIM DEED AND BILL OF SALE

         This QUITCLAIM DEED AND BILL OF SALE, (the "Deed") dated the date hereof by and between the DEVELOPMENT AUTHORITY OF HEARD COUNTY (the "Grantor") and TENASKA GEORGIA PARTNERS, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware and in good standing under the laws of the State of Georgia, as grantee (the "Grantee"):

                              W I T N E S S E T H:

         WHEREAS, the Grantor and the Grantee have entered into a Lease Agreement, dated as of November 1, 1999 (the "Lease Agreement") recorded in the office of the Superior Court of Heard County in Book ____, Page ____; and

         WHEREAS, the Grantor and the Grantee, pursuant to the terms of the Lease Agreement have agreed to enter into this Deed; and

         WHEREAS, all capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease Agreement; and

         WHEREAS, the Grantor desires to assign its right, title and interest in and to the Project to the Grantee and to execute a Quitclaim Deed and Bill of Sale with respect to all property rights it has in and to the Project;

         NOW THEREFORE, in consideration of the premises and the respective undertakings and agreements hereinafter set forth, THE GRANTOR HEREBY AGREES AS
FOLLOWS:

         1. The Grantor hereby, with effect as and from the date hereof, grants, assigns, transfers and conveys to the Grantee, all of its right, title and interest in, to and under the Project.

         2. The Grantor has such title in and to the Leased Land as disclosed in the title policy issued by _____________________ dated _________ __, 1999, as from time to time amended at the request of the Grantee free from all encumbrances except Permitted Liens described in the Lease Agreement, free of all claims of all persons whomsoever claiming by, through or under the Grantor.

         3. The Grantee hereby accepts the conveyance of all of the foregoing rights, title and interest of the Grantor in, to and under the Project.

         4. The Grantor does hereby bargain, sell and convey to the Grantee its interest, if any, in the Leased Land described in Exhibit "A" hereto and the Building located thereon and the Leased Equipment located on the Leased Land and in the Building and being more particularly described in Exhibit "B" hereto, such property being free from all liens, security interests and encumbrances from Persons claiming through and under the Grantor other than Permitted Liens described in the Lease Agreement.

         THE GRANTOR AND THE GRANTEE FURTHER AGREE AS FOLLOWS:

         The Grantor, in consideration of the sum of Ten Dollars ($10.00) by it in hand paid at and before the sealing of these presents (the receipt whereof is hereby acknowledged), has granted, bargained, sold and released, and by these presents does grant, bargain, sell and release, unto the said Grantee, its successors and assigns, whatever right, title, and interest the Grantor does possess, and does by these presents demise, release, and forever quitclaim unto the Grantee all of the interest of the Grantor, if any, in and to the Project including, without limitation, the Leased Land, the Building, and the Leased Equipment;

         TOGETHER, with all and singular the rights, tenements, hereditaments and appurtenances to the said Project belonging or in anywise incident or appertaining.

         TO HAVE AND TO HOLD, all and singular the said premises before mentioned unto the said Grantee, its successors and assigns forever.

         IN WITNESS WHEREOF, the Development Authority of Heard County has caused these presents to be executed in its name and its corporate seal to be hereto affixed this ____ day of _____________, 1999.

                                          DEVELOPMENT AUTHORITY OF HEARD COUNTY

                                          By:__________________________________
                                             Chairman

Attest:

-------------------------
Secretary

Signed, Sealed and
Delivered in the

Presence of:

-------------------------
Witness

-------------------------
Notary Public

My Commission Expires:  ____________

(NOTARIAL SEAL)

                                    EXHIBIT E

                      FORM OF AMENDMENT TO LEASE AGREEMENT

                                                                     Number____

         This AMENDMENT TO LEASE AGREEMENT, dated as of _________________, between the DEVELOPMENT AUTHORITY OF HEARD COUNTY (the "Authority"), a public corporation created and existing under the laws of the State of Georgia, as Lessor, TENASKA GEORGIA PARTNERS, L.P. (the "Lessee"), a limited partnership created and existing under the laws of the State of Delaware.

                              W I T N E S S E T H:

         WHEREAS, the Authority and the Lessee have heretofore entered into a Lease Agreement, dated as of November 1, 1999 (said Lease Agreement, as from time to time modified or amended, is herein called the "Lease"), relating to certain Leased Land in Heard County, Georgia (as more fully described hereinafter as the "Leased Land"); and

         WHEREAS, the Authority and the Lessee have now determined that it is necessary to amend the Lease in certain respects to reflect the [removal from] [addition to] the description of the [Leased Land the real property (including the improvements thereon constituting a part of the Project)] [Leased Equipment, the items] described in Exhibit "1" hereto; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter contained, the Authority and the Lessee agree to and do hereby amend the Lease to modify the description of the [Leased Land] [Leased Equipment] contained as Exhibit ["A"] ["B"] attached thereto in order to [remove therefrom] [add thereto], effective as of the date hereof, the [real property (including all structures, buildings and other improvements thereon)] [Leased Equipment, the items] described in Exhibit "1" to this Amendment to Lease Agreement.

         Section 1. AMENDMENT OF LEASE. The Lease shall be deemed to be modified and amended in accordance with the provisions of this Amendment to Lease Agreement and the respective rights, duties and obligations of the Authority and the Lessee under the Lease shall hereafter be determined, exercised and enforced under the Lease subject in all respects to this Amendment to Lease Agreement, and all the terms and conditions of this Amendment to the Lease Agreement shall be part of the terms and conditions of the Lease for any and all purposes.

         All references in the Lease to the [Leased Land] [Leased Equipment] described in Exhibit ["A"] ["B"] thereof shall refer to said Exhibit as hereby amended and modified.

         Section 2. EXECUTION COUNTERPARTS. This Amendment to Lease Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 3. RECORDATION. This Amendment to Lease Agreement may be recorded in the office of the Superior Court of Heard County, or in such other office as may be at the time provided by law as the proper place for such recordation.

         Section 4. LEASE TO CONTINUE IN FULL FORCE AND EFFECT. All other terms of the Lease shall continue in full force and effect subject to this Amendment to Lease Agreement as set forth herein.

         IN WITNESS WHEREOF, the Authority and the Lessee have caused this Amendment to the Lease Agreement to be executed, sealed and delivered in their respective names by their duly authorized officers as of _________ __, ____.

                                                DEVELOPMENT AUTHORITY OF
                                                HEARD COUNTY

(CORPORATE SEAL)

Attest:                                         By:____________________________
                                                   Chairman

--------------------------
Secretary

Signed, sealed and delivered in the presence of:

--------------------------
Witness

--------------------------
Notary Public

My commission expires:  ______

(NOTARIAL SEAL)

                                      TENASKA GEORGIA PARTNERS, L.P.,
                                      a Delaware Limited Partnership

                                      By:   TENASKA GEORGIA, INC., a Delaware
                                            Corporation, its General Partner

[SEAL]

                                            By:________________________________
                                               Name:
                                               Title:

Attest:

--------------------------
Title:

Signed, sealed and delivered in the presence of:

--------------------------
Witness

--------------------------
Notary Public

My commission expires:  ______

(NOTARIAL SEAL)

                                    Exhibit 1
                    to Amendment to Lease Agreement (Number )

                                      among
                     DEVELOPMENT AUTHORITY OF HEARD COUNTY,

                                       and
                         TENASKA GEORGIA PARTNERS, L.P.
                          dated as of November 1, 1999

                DESCRIPTION OF [ADDITIONAL] [REMOVED] LEASED LAND
                               [LEASED EQUIPMENT]

                                    EXHIBIT F

                            AD VALOREM TAX AGREEMENT

                                 [SEE ATTACHED]

         A copy of the Ad Valorem Tax Agreement is a separate file enclosed with this reqeust

                                    EXHIBIT G

                    LEASE PAYMENTS TO COUNTY AND ISSUER FEES


YEAR                                               LEASE PAYMENTS TO HEARD COUNTY                  ISSUER FEES(1)
----                                               ------------------------------                ---------------
1999                                                    $                    0                   $       100,000(2)
2000                                                    $               50,000                   $        25,000
2001                                                    $               50,000                   $        25,000
2002                                                    $               50,000                   $        25,000
2003                                                    $               50,000                   $        25,000
2004                                                    $               50,000                   $        25,000
2005                                                    $              125,000                   $        25,000
2006                                                    $              125,000                   $        25,000
2007                                                    $              125,000                   $        25,000
2008                                                    $              125,000                   $        25,000
2009                                                    $              125,000                   $        25,000
2010                                                    $              165,000                   $        25,000
2011                                                    $              165,000                   $        25,000
2012                                                    $              215,000                   $        25,000
2013                                                    $              215,000                   $        25,000
2014                                                    $              215,000                   $        25,000
2015                                                    $              300,000                   $        25,000
2016                                                    $              300,000                   $        25,000
2017                                                    $              325,000                   $        25,000
2018                                                    $              325,000                   $        25,000
2019                                                    $              325,000                   $        25,000
2020                                                    $              500,000                   $        25,000
2021                                                    $              500,000                   $        25,000
                                                     ------------------------------                ---------------
                                         TOTALS         $            4,425,000                   $       650,000


--------
1 Represents the Issuer's annual fee.
2 Reflects a one-time $100,000 payment to the Issuer.